UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 30, 2012

To the Shareholders of

Valeant Pharmaceuticals International, Inc:

You are cordially invited to attend Valeant Pharmaceuticals International, Inc.’s 2012 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on Wednesday, May 30, 2012 at Laboratoire Dr Renaud, 2805 Louis-R. Renaud Square, Laval, Quebec H7V 0A3, Canada. At the meeting, we will vote on the proposals set forth in the Notice of Annual Meeting and the accompanying management proxy circular and proxy statement (the “Proxy Statement”), as well as address any other business matters that may properly come before the meeting.

Enclosed with this invitation are the Notice of Annual Meeting of Shareholders, the Proxy Statement, a Proxy Card and the Company’s Annual Report for the year ended December 31, 2011. Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. You will find voting instructions in the Proxy Statement and on the Proxy Card.

Sincerely,

J. Michael Pearson

Chief Executive Officer and Chairman of the Board

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

4787 Levy Street

Montreal, Quebec

Canada H4R 2P9

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 30, 2012

To the Shareholders of

Valeant Pharmaceuticals International, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”) of Valeant Pharmaceuticals International, Inc., a Canadian corporation (the “Company”), will be held at Laboratoire Dr Renaud, 2805 Louis-R. Renaud Square, Laval, Quebec H7V 0A3, Canada, on May 30, 2012, at 9:00 a.m., local time, for the following purposes:

1. To receive the audited comparative consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2011 and the auditors’ report thereon, a copy of which is enclosed herewith;

2. To elect 10 directors of the Company (each a “Director” and collectively, the “Directors”) to serve until the close of the 2013 Annual Meeting of Shareholders;

3. To approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in this Management Proxy Circular and Proxy Statement;

4. To appoint PricewaterhouseCoopers LLP (United States) as independent registered public accountant (the “auditors”) for the Company to hold office until the close of the 2013 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Meeting is April 3, 2012. Only record shareholders at the close of business on April 3, 2012 will be entitled to the notice of and to vote at the Annual Meeting in person or by proxy.

Shareholders are invited to attend the Annual Meeting. Record Shareholders who are unable to attend the Annual Meeting in person are requested to vote by completing, dating and signing the enclosed form of proxy (the “Proxy Card”) and send it in the enclosed envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States or to the Company at the Company’s registered office, which is located at 4787 Levy Street, Montreal, Quebec, Canada, H4R 2P9, fax number 514-744-6272, or vote via the Internet, by going to www.proxyvote.com and following the instructions on the website, or vote by calling toll free 1-800-690-6903 on a touch tone phone and following the instructions provided by “Vote Voice”. You will need to refer to the Proxy Card and to your 12 digit control number provided on the Proxy Card. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your Proxy Card must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on May 29, 2012, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the adjournment. The time limit for deposit of proxies may be waived by the Board of Directors at its discretion. Completing and sending the Proxy Card will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, as it is the later dated proxy that will be counted.

By Order of the Board of Directors,

Robert R. Chai-Onn

Corporate Secretary

Dated: April 30, 2012

i

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

4787 Levy Street

Montreal, Quebec

Canada H4R 2P9

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 30, 2012

This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2012 Annual Meeting of Shareholders of Valeant Pharmaceuticals International, Inc., a Canadian corporation (the “Company” or “Valeant”). The Meeting will be held at Laboratoire Dr Renaud, 2805 Louis-R. Renaud Square, Laval, Quebec H7V 0A3, Canada, on Wednesday, May 30, 2012, at 9:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting” or “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Valeant,” “we,” “our,” “ours” and “us” refer only to Valeant Pharmaceuticals International, Inc. and not any other person or entity. References to “US$” or “$” are to United States dollars and references to “C$” are to Canadian dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of December 31, 2011.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management. This Proxy Statement and the accompanying form of proxy (the “Proxy Card”) are expected to be mailed to the shareholders of record as of April 3, 2012 (the “Record Date”) commencing on or about April 30, 2012.

All properly executed written proxies, and all properly completed proxies submitted by mail, facsimile or telephone or via the Internet, which are delivered pursuant to, and which appoint Mr. Pearson and Mr. Chai-Onn as proxyholders in accordance with, this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2012

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”) is available on the Internet at our website at www.valeant.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, Inc., 4787 Levy Street, Montreal, Quebec H4R 2P9, Canada, or send an email to Valeant Investor Relations at ir@valeant.com.

This Proxy Statement and the accompanying Annual Report are available at: www.proxyvote.com.

This Proxy Statement contains information regarding, among other things:

•	The date, time and location of the Meeting;

•	A list of the proposals being submitted to the shareholders for approval; and

•	Information concerning voting, either in person or by proxy.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your broker or other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

QUESTIONS ABOUT VOTING

What decisions will the shareholders be making at the Meeting?

You will be asked to vote on each of the following proposals:

•	the election of 10 Directors to serve until the close of the 2013 Annual Meeting of Shareholders (“Proposal No. 1”);

•

the approval, in a non-binding advisory vote, of the compensation of our Named Executive Officers (as defined below) as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in this Proxy Statement (“Proposal No. 2”); and

•

the appointment of PricewaterhouseCoopers LLP (United States) as the auditors for the Company to hold office until the close of the 2013 Annual Meeting of Shareholders and the authorization of the Company’s Board of Directors (the “Board”) to fix the auditors’ remuneration (“Proposal No. 3”).

The Board recommends that you vote FOR: (i) the election of the 10 Director nominees proposed by the Company in this Proxy Statement; (ii) the approval, in a non-binding advisory vote, of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis (“CD&A”) section, executive compensation tables and accompanying narrative discussion contained in this Proxy Statement; and (iii) the appointment of PricewaterhouseCoopers LLP (United States) (“PwC U.S.”) as our auditors and the authorization of the Board to fix the auditors’ remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

A simple majority of votes cast at the Meeting, whether in person, by proxy or otherwise, in favor of a proposal will constitute approval of any proposal submitted to a vote.

What impact does a Withhold or Abstain vote have?

•

Proposal No. 1: With respect to each nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your common shares, no par value, of the Company (“Common Shares”) will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the majority vote policy described below in “Proposal No. 1 Election of Directors” under “Background”.

•

Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For”, “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

•	Proposal No. 3: With respect to the appointment of the proposed auditors, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditors, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditors, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditors.

What constitutes a quorum for the Annual Meeting?

Two persons, each being a holder of Common Shares issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, and together holding or representing shares having not less than 25% of the outstanding votes entitled to be cast at the Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on April 3, 2012, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Meeting.

As of April 3, 2012, 304,884,241 Common Shares were issued and outstanding and entitled to be voted at the Meeting.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder:

•	You are a record shareholder if your name appears on your share certificate.

•

You are a non-record shareholder if your shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

Non-record shareholders

If you are a non-record shareholder, your intermediary will send you a voting instruction form or proxy form with this circular. This form will instruct the intermediary how to vote your Common Shares at the Meeting on your behalf. You should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help.

If you do not intend to attend the Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or through the internet.

If you wish to vote in person at the Meeting, follow the instructions provided by your intermediary. Usually your intermediary will instruct you to insert your name in the space provided for the proxyholder appointment in the voting instruction form or proxy form, and will provide you with instructions for returning it. In such case, do not complete the voting section of the proxy form or voting information form, since you will vote in person at the Meeting. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Meeting through the internet. When you arrive at the Meeting, please register with the Inspector of Elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) Tuesday, May 29, 2012, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Meeting.

Record shareholders

If you are a record shareholder, a Proxy Card is enclosed with this Proxy Statement to enable you to appoint a proxyholder to vote on your behalf at the Meeting.

Whether or not you plan to attend the Meeting, you may vote your Common Shares by proxy by any one of the following methods:

By mail:    Mark, sign and date your Proxy Card and send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your Proxy Card not later than 11:59 p.m. (Eastern Daylight Time) on May 29, 2012 in order for your vote to be counted. If the Meeting is adjourned or postponed, Broadridge must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting.

By telephone:    Call toll free 1-800-690-6903. You will be prompted to provide your 12 digit control number printed below your pre-printed name and address on the Proxy Card. The telephone voting service is available until 11:59 p.m. (Eastern Daylight Time) on May 29, 2012 and you may not appoint a person as proxyholder other than the Board nominated proxies named in the Proxy Card when voting by telephone.

Via the Internet:    Go to www.proxyvote.com and follow the instructions on the website prior to 11:59 p.m. (Eastern Daylight Time) on May 29, 2012.

We provide Internet proxy voting to allow you to vote your Common Shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What is the effect if I do not cast my vote?

If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Annual Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Annual Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such shareholder with respect to such item (a “broker non-vote”). If you have further questions on this issue, please contact your intermediary bank or broker or Valeant Investor Relations at ir@valeant.com.

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the Proxy Card. Just write in the name of the person you would like to appoint in the blank space provided in the Proxy Card. Please ensure that the person you have appointed will be attending the Meeting and is aware that he or she will be voting your Common Shares. Proxyholders should speak to the Inspector of Elections upon arriving at the Meeting.

If you sign the Proxy Card without naming your own proxyholder, you appoint Mr. Pearson and Mr. Chai-Onn as your proxyholders, either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting.

How will my shares be voted if I give my proxy?

On the Proxy Card, you can indicate how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you by signing and returning the Proxy Card without indicating a voting preference in one or more proposals. If you have specified on the Proxy Card how you want to vote on a particular proposal (by marking, as applicable, FOR, WITHHOLD, AGAINST or ABSTAIN), then your proxyholder must vote your Common Shares accordingly.

If you have not specified how to vote on a particular proposal, then your proxyholder can vote your Common Shares as he or she sees fit. Unless you specify voting instructions, Mr. Pearson and Mr. Chai-Onn as your proxyholders will vote your Common Shares as follows:

•	FOR the election of the 10 Director nominees proposed by the Company in this Proxy Statement to serve until the close of the 2013 Annual Meeting of Shareholders;

•

FOR the approval, in an non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and the accompanying narrative discussions contained in this Proxy Statement; and

•

FOR the appointment of PricewaterhouseCoopers LLP (United States) as the auditors for the Company to hold office until the close of the 2013 Annual Meeting of Shareholders and the authorization of the Company’s Board of Directors to fix the auditors’ remuneration.

If I change my mind, can I revoke my proxy once I have given it?

If you are a non-registered Shareholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or through the internet, provided that your new instructions are received by your intermediary in sufficient time for your intermediary to act on them before 11:59 p.m. (Eastern Daylight Time) on May 29, 2012, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Meeting. Otherwise, contact your Intermediary if you want to revoke your proxy or change your voting instructions, or if you change your mind and want to vote in person.

If you are a record shareholder, you may revoke any proxy that you have given up until the time of the Meeting by voting again by telephone or over the Internet as instructed above, by signing and dating a new Proxy Card and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the Annual Meeting, or by voting by ballot at the Annual Meeting. If you choose to submit a proxy multiple times whether by telephone, over the Internet or by mail, or a combination thereof, only your latest vote will be counted. A record shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, attendance at the Annual Meeting by a registered shareholder who has voted by proxy does not alone revoke such proxy.

What if amendments are made to these proposals or if other matters are brought before the Meeting?

The Proxy Card also gives discretionary authority to proxyholders with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting.

As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of such proxyholders.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by Directors, officers or employees of the Company without special compensation or by the Company’s proxy solicitor, D.F. King Co., Inc. (“D.F. King”) for a fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses. The cost of soliciting will be borne by the Company. The Company may, at its own expense, pay those entities holding Common Shares in the names of their beneficial owners for their reasonable expenses in forwarding solicitation materials to their beneficial owners. We anticipate that copies of this Proxy Statement and the accompanying Proxy Card will be distributed to shareholders on or about April 30, 2012.

How can I contact the independent Directors, the Lead Director and/or the Chairman of the Board?

You may contact the independent Directors, the Lead Director and/or the Chairman of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can send a letter, email or fax to:

Valeant Pharmaceuticals International, Inc.

Investor Relations

4787 Levy Street

Montreal, QC H4R 2P9

Canada

Phone: 514-744-6792

Fax: 514-744-6272

Email: ir@valeant.com

Whom should I contact if I have questions concerning the Proxy Statement or the Proxy Card?

If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the Proxy Card, you may contact Valeant Investor Relations as provided above.

How can I contact the transfer agent?

You may contact the transfer agent by mail or by telephone (within Canada and the United States):

Canadian Stock Transfer

320 Bay Street

P.O. Box 700

Montreal, QC H3B 3K3

Canada

Tel: (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860

Fax: 888-249-6189

PROPOSAL NO. 1

ELECTION OF DIRECTORS

BACKGROUND

The number of Director nominees standing for election at the Meeting is 10. Under the Company’s by-laws, Directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2013 Annual Meeting of Shareholders of the Company or until their successors are duly elected or appointed. In an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board must decide whether to accept such resignation, and it must disclose its decision. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”).

All 10 Director nominees are incumbent Directors and each has established his or her eligibility and willingness to serve on the Board. Set forth below are the names of the Director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, by each of the Director nominees as of March 15, 2012. You will find a record of attendance for each Director nominee at meetings of the Board and Board committees on which such Director nominee served from January 1, 2011 to March 15, 2012.

Nine of the 10 Director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the U.S. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, all members of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are independent.

Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the 10 Director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these Director nominees are unable or unwilling to serve and unless otherwise specified in the signed Proxy Card, it is intended that the designated proxyholders will vote in their discretion for a substitute nominee or nominees.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Directors and recommending such individuals to the Board for nomination for election by the Company’s shareholders.

In making recommendations to the Board for new nominees for election or appointment, the Nominating and Corporate Governance Committee considers the selection criteria approved by the Board from time to time, including the competencies and skills that the Board considers to be necessary for the Board to possess, as a whole, and for each Director to possess.

The Nominating and Corporate Governance Committee will also consider recommendations for Director nominees submitted by the Company’s shareholders. Shareholders who desire to have the Nominating and Corporate Governance Committee consider their recommendations for nominees for the position of Director should submit their submission in writing to the Nominating and Corporate Governance Committee, attention: Mr. Lloyd M. Segal, Chairperson. In order for a shareholder’s Director nominee to be included in the management proxy circular and proxy statement as a nominee for an annual meeting of shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed in our by-laws. For additional information regarding the deadlines for submitting such recommendations for the 2013 Annual Meeting of Shareholders, please see the discussion below under “Shareholder Proposals and Director Nominations for the 2013 Annual Meeting of Shareholders.” Recommendations made by shareholders in such manner will undergo the same evaluation as other recommended nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee Charter”) which is available on the Company’s website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”).

The Nominating and Corporate Governance Committee endeavors to recommend to the Board individuals possessing certain qualities such that the resulting Board will be comprised of a diverse membership. The Company does not have a Director retirement policy, however the Nominating and Corporate Governance Committee considers the results of its Director assessment process in determining the nominees to be put forward on an annual basis. In addition, the Nominating and Corporate Governance Committee views diversity in a broad context and may consider a variety of factors. While the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee believes that it achieves an appropriate level of diversity by recommending individuals possessing a wide range of attributes, competencies, characteristics and experiences, including the following:

Pharmaceutical Industry Expertise:    The Board values Directors with experience in the life science and pharmaceutical industry who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company’s strategy.

International Business Experience:    To complement the Company’s operations in North America, Latin America, Central Europe, Australia and Barbados, the Board seeks to have Directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business.

Financial Literacy:    The Board believes that it is important for its Directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit and Risk Committee have oversight responsibility with respect to the quality and integrity of the Company’s financial statements, the internal and external audit functions, and internal and disclosure controls. It is therefore important that Directors are financially knowledgeable.

Corporate Governance Experience:    The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company’s corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company’s Director nominees serve on public company boards in multiple jurisdictions, including the United States and Canada.

Executive Leadership:    The Board believes that it is important for its Directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company’s Director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.

NOMINEES FOR ELECTION TO THE BOARD

Each of the persons listed below is an incumbent Director and has been nominated by the Board for re-election. Certain of the nominees as indicated below were directors of Biovail Corporation (“Biovail”) or Valeant Pharmaceuticals International (“VPI”) prior to September 28, 2010, when Biovail acquired VPI pursuant to an Agreement and Plan of Merger, dated as of June 20, 2010, resulting in VPI becoming a wholly-owned subsidiary of Biovail (the “Merger”). Biovail changed its name to “Valeant Pharmaceuticals International, Inc.” upon closing of the Merger. If elected, an individual will hold office until the close of the 2013 Annual Meeting of Shareholders or until his or her successor is duly elected or appointed.

The following narrative provides details about each of the nominees’ background and experience and summarizes the specific attributes, competencies and characteristics, that led to the Nominating and Corporate Governance Committee’s and the Board’s determination to nominate such individual as a Director for election by the shareholders at the Meeting. In addition, the narrative lists the number of meetings of the Board or applicable committee each nominee attended between January 1, 2011 and March 15, 2012 and lists the directorships of public companies held by the nominees during the past five years other than the Company. The narrative also sets out the number of securities of the Company each nominee beneficially owned, controlled or directed, directly or indirectly, as of March 15, 2012. The number of options, as set out below, indicates options previously awarded to Directors under our stock option plans. Commencing in 2005, non-management Directors began receiving deferred share units (“DSUs”), rather than options. On May 17, 2011, non-management Directors began receiving restricted stock units (“RSUs”) rather than DSUs. Information for each nominee as to securities beneficially owned, controlled or directed, directly or indirectly, is not within our knowledge and therefore has been provided by each nominee.

Mr. Farmer has been serving on the Board of the Company since August 2011. Since 2003, Mr. Farmer has been the Managing Director of Mosaic Capital Partners, a Toronto-based holding company with interests in several private companies in Canada and the United States. Mr. Farmer is also Director Emeritus of McKinsey & Company (“McKinsey”) where he spent 25 years in the Toronto and New York offices prior to his retirement in 2003. At McKinsey, he worked with leading global corporations in a variety of industries on strategy and organization challenges and held a number of leadership positions, including serving as a Managing Partner of the Canadian practice from 1991 to 1997 and co-leading its Global eBusiness practice. He served on McKinsey’s Shareholder Council (board of directors). Mr. Farmer is a director on several private company boards including Integran Technologies, PowerMetal Technologies and Boatracs Inc. He has also been a director of the Bank of Montreal since 2004 where he serves on the audit and the human resources committees. He also serves on the Advisory Council of the Schulich School of Business. He is a former director of Afexa Life Sciences Inc.

Director Qualifications:

The Board has determined that Mr. Farmer’s proven leadership abilities and extensive experience working with companies and his corporate board service in the areas of strategy, human resources, finance and accounting, mergers and acquisitions and corporate responsibility in both current and previous positions qualify him to serve as a member of the Board and the committees on which he sits.

Mr. Ronald H. Farmer

Ontario, Canada

Age 61

Independent

4,000 Shares Beneficially Owned

4,510 RSUs

No Options

No DSUs

Committee Membership and

Meeting Attendance from August 1,

2011 —March 15, 2012:

Board — 9/9;

Operations Committee — 3/3;

Talent and Compensation Committee — 6/6.

Mr. Ingram has been serving on the Board of the Company since September 2010, was the Lead Director from September 2010 to December 2010, was the Chairman of the Board from December 2010 to March 2011 and is now our Lead Director. Since January 2007, Mr. Ingram has been a general partner at Hatteras Venture Partners, a venture capital firm with a focus on biopharmaceuticals, medical devices, diagnostics and related opportunities in human medicine. Since January 2010, he has served as a special advisor to the Chief Executive Officer (“CEO”) of GlaxoSmithKline (“GSK”). He served as Vice Chairman Pharmaceuticals of GSK from 2002 through 2009 and Chief Operating Officer and President of Pharmaceutical Operations, CEO of Glaxo Wellcome plc from October 1997 to December 2000 and chairman of the board of Glaxo Wellcome Inc., Glaxo Wellcome plc’s U.S. subsidiary, from January 1999 to December 2000. Mr. Ingram was President and CEO of Glaxo Wellcome Inc. from October 1997 to January 1999. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center and Research Triangle Institute, as well as Chairman of the Board, Research Triangle Institute of North Carolina. Mr. Ingram currently serves on the boards of Edwards Life Sciences Corporation (member of compensation committee); Allergan Inc. (chairman of corporate governance committee and member of organization and compensation committee); CREE, Inc. (lead director, member of compensation committee and governance and nominations committee); and Elan Corporation, plc (chairman of the board). He is a former director of Misys plc, Nortel Networks Corporation (“Nortel”), Wachovia Corporation, OSI Pharmaceuticals, Inc., VPI, Lowe’s Companies and Pharmaceuticals Product Development Inc.

Director Qualifications:

Mr. Ingram has a deep understanding of the pharmaceutical industry and healthcare related issues through his long career with GSK and its affiliates. His service on the board of directors of a variety of large public companies gives him a broad understanding of the role of the board of directors. The Board has determined that Mr. Ingram is qualified to be a member of the Board and his experiences position him well to serve as our Lead Director.

Mr. Robert A. Ingram

North Carolina, USA

Age 69

Independent

No Shares Beneficially Owned

223,744 RSUs

No Options

2,600 DSUs

Committee Membership and

Meeting Attendance from January 1,

2011 —March 15, 2012:

Board — 18/20;

Nominating and Corporate Governance Committee — 10/11;

Talent and Compensation Committee — 7/7.

Mr. Melas-Kyriazi has been serving on the Board of the Company since September 2010. He has been the Chief Financial Officer of Levitronix Technologies LLC since 2011, and served as the Chief Financial Officer of its affiliate, Levitronix LLC since 2006. He was the Chief Financial Officer of Thermo Electron Corporation from January 1999 through October 2004. Mr. Melas-Kyriazi was a Vice President of Thermo Electron Corporation during 1998, in charge of corporate strategy; he served as the CEO of Thermo Spectra Corporation, a publicly-traded majority-owned subsidiary of Thermo Electron, from 1994 to 1998, and was Treasurer of Thermo Electron Corporation and all of its publicly traded subsidiaries from 1988 to 1994. Mr. Melas-Kyriazi is a former director of VPI, Helicos BioSciences Corporation, Cyberkinetics Neurotechnology Systems, Inc. and Glenrose Instruments Inc.

Director Qualifications:

The Board has determined that Mr. Melas-Kyriazi demonstrated leadership capability and garnered extensive expertise involving complex financial matters in senior finance positions at various companies. His extensive knowledge of complex financial and operational issues qualifies him to be a member of the Board and the committees on which he sits.

Mr. Morfit has been serving on the Board of the Company since September 2010. He is currently a partner and a member of the Management Committee of ValueAct Capital, a privately owned investment firm. Prior to joining ValueAct Capital in January 2001, Mr. Morfit worked in equity research for Credit Suisse First Boston for more than two years, where he supported the senior healthcare services analyst, covering fifteen companies in the managed care and physician services industries. He is also a CFA charterholder. Mr. Morfit currently serves on the board of C.R. Bard, Inc. He is a former director of VPI, Afexa Life Sciences Inc., Immucor, Inc., Advanced Medical Optics, Inc., MSD Performance, Inc. and Solexa, Inc.

Director Qualifications:

The Board has determined that Mr. Morfit’s demonstrated leadership while serving as the chairperson of the Compensation Committee of VPI, where he was responsible for the establishment of innovative compensation policies, as well as his years of experience as a seasoned investor involved in the turnarounds of companies qualify him to be a member of the Board and the committees on which he sits.

Mr. Theo Melas-Kyriazi

Massachusetts, USA

Age 52

Independent

35,678 Shares Beneficially Owned

170,617 RSUs

No Options

1,833 DSUs

Committee Membership and

Meeting Attendance from January 1, 2011

— March 15, 2012:

Board — 20/20;

Audit and Risk Committee — 12/12;

Finance and Audit Committee — 11/11;

Finance and Transactions Committee — 15/16; Operations Committee — 7/7

Risk and Compliance Committee — 3/3;

Transactions Committee — 2/2.

Mr. G. Mason Morfit

California, USA

Age 36

Independent

15,100,234 Shares Beneficially Owned

68,112 RSUs

No Options

1,319 DSUs

Committee Membership and

Meeting Attendance from January 1, 2011

— March 15, 2012:

Board — 18/20;

Compensation Committee — 8/9;

Finance and Transactions Committee — 15/16;

Nominating and Corporate Governance

Committee — 6/6;

Operations Committee — 6/7;

Talent and Compensation Committee — 7/7;

Transactions Committee — 2/2.

Dr. Paul has been serving on the Board of the Company since June 2002. In 2001, Dr. Paul became a founding principal of Laurel Crown Partners, LLC (“Laurel Crown”), a leveraged buyout and principal investment company based in Los Angeles, California. Prior to his work at Laurel Crown and its predecessor, Dr. Paul was a Managing Director at Donaldson, Lufkin, Jenrette, Inc. (“DLJ”), a New York-based securities and brokerage firm and then at Credit Suisse First Boston, after its purchase of DLJ. At DLJ, Dr. Paul was responsible for building and overseeing much of the firm’s efforts in the life sciences sector. Dr. Paul sits on the boards of Ampco-Pittsburgh Corporation, Harvard Medical School and the American Red Cross (vice chairman of finance and member of its compensation committee and executive committee). In addition, he serves as a board member for the Pittsburgh Steelers and certain of Laurel Crown’s portfolio companies including Global Fitness Holdings, the owner and operator of Urban Active Fitness, P&P Realty and Harley Marine Services Inc.

Director Qualifications:

The Board has determined that Dr. Paul’s extensive background in executing sophisticated business transactions and the design of unique financial products for capital raising, demonstrated experience in corporate governance, significant business experience across a variety of industries in Europe, China and Southeast Asia, and demonstrated leadership skills in his previous positions qualify him to serve as a member of the Board and the committees on which he sits.

Mr. Pearson has been the CEO of the Company and serving on the Board since September 2010 and the Chairman of the Board since March 2011. From February 2008 to September 2010, he was the chairman of the board and CEO of VPI before the Merger. Prior to that, Mr. Pearson served on McKinsey’s board of directors until he left to join VPI. He joined McKinsey in 1984, and over a 23-year career, he worked with leading CEOs and was an integral driver of major turnarounds, acquisitions, and corporate strategy. Within McKinsey, Mr. Pearson held various positions, including head of its global pharmaceutical practice and head of its mid-Atlantic region.

Director Qualifications:

The Board has determined that Mr. Pearson’s many years of experience working with the pharmaceutical industry, proven track record in evaluating many aspects of pharmaceutical businesses, knowledge of the complex issues facing global companies and an understanding of what makes businesses work effectively and efficiently qualify Mr. Pearson to be a member of the Board. In addition, his knowledge of the industry and business, combined with his drive for innovation and excellence, position him well to serve as the Chairman of the Board.

Dr. Laurence E. Paul

California, USA

Age 47

Independent

28,000 Shares Beneficially Owned

4,397 RSUs

No Options

51,542 DSUs

Committee Membership and

Meeting Attendance from January 1, 2011 —

March 15, 2012:

Board — 19/20;

Finance and Transactions Committee — 14/16;

Operations Committee — 7/7;

Risk and Compliance Committee — 3/3;

Talent and Compensation Committee — 7/7;

Transactions Committee — 2/2.

Mr. J. Michael Pearson

New Jersey, USA

Age 52

2,284,554 Shares Beneficially Owned

1,444,138 RSUs

1,125,994 PSUs

4,933,128 Options

No DSUs

Meeting Attendance from January 1, 2011 — March 15, 2012:

Board — 19/19.

Mr. Power has been serving on the Board of the Company since August 2008. Mr. Power has been a faculty member at The Wharton School of Business, University of Pennsylvania, where he taught multinational marketing from 2009 to 2011. Mr. Power has over 25 years experience working in the pharmaceutical and biotechnology industry through a number of leadership positions with Wyeth beginning in 1985 through 2007, including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power also has completed the Director Professionalism course offered by the National Association of Corporate Directors.

Director Qualifications:

The Board has determined that Mr. Power’s extensive experience in the pharmaceutical industry and international business is a valuable contribution to the Board. In addition, his experience in management, strategic planning, business development, product marketing, merging and streamlining of organizations and his demonstrated leadership in a multi-billion dollar business qualify Mr. Power as a member of the Board and the committees on which he sits.

Ms. Provencio has been serving on the Board of the Company since September 2010. She has been president and owner of Provencio Advisory Services, Inc., a healthcare financial and operational consulting firm, since October 2003. From May 2002 to September 2003, she was Partner-in-Charge of the Healthcare Industry for the Pacific Southwest for KPMG LLP. From 1979 to May 2002, she was with Arthur Andersen, and was Partner-in-Charge of Arthur Andersen’s Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest from November 1995 to May 2002. Ms. Provencio is currently a member of the Board of Regents of Loyola Marymount University and on the board of Beazer Homes (chair of audit committee and member of compensation committee). In addition, Ms. Provencio is a former director of VPI, International Aluminum Corporation and Signalife, Inc.

Director Qualifications:

The Board has determined that Ms. Provencio’s many years of sophisticated financial and industry specific experience at Provencio Advisory Services, Inc., KPMG LLP and Arthur Andersen, her service on the board and finance and audit committee of VPI, her wealth of knowledge in dealing with financial and accounting matters and the depth and breadth of her exposure to complex financial issues qualify her to be a member of the Board and the committees on which she sits.

Mr. Robert N. Power

Pennsylvania, USA

Age 55

Independent

No Shares Beneficially Owned

4,397 RSUs

No Options

31,202 DSUs

Committee Membership and

Meeting Attendance from January 1, 2011 —

March 15, 2012:

Board — 20/20;

Compensation Committee — 9/9;

Nominating and Corporate Governance

    Committee — 11/11;

Operations Committee — 7/7;

Talent and Compensation Committee — 7/7.

Ms. Norma A. Provencio

California, USA

Age 54

Independent

54,909 Shares Beneficially Owned

108,463 RSUs

No Options

2,517 DSUs

Committee Membership

and Meeting Attendance from January 1, 2011

— March 15,2012:

Board — 20/20;

Audit and Risk Committee — 12/12;

Compensation Committee — 9/9;

Operations Committee — 7/7;

Special Committee — 3/3;

Special Independent Committee — 3/3.

Mr. Segal has been serving on the Board of the Company since December 2007. Since February 2010, Mr. Segal has been a General Partner at Persistence Capital Partners, a healthcare focused private equity fund. From 1998 to 2008, he served as President and CEO of Caprion Pharmaceuticals which became Thallion Pharmaceuticals, Inc. in 2007, where he still serves as chairman of the board. He was previously a management consultant with McKinsey and President and CEO of Advanced Bioconcept Ltd. Mr. Segal currently serves on the board of Thallion Pharmaceuticals, Inc. and GBC American Growth Fund, Inc. and on the Advisory Council of the School of Science at Brandeis University.

Director Qualifications:

The Board has determined that Mr. Segal’s experience while serving as CEOs of life science and pharmaceutical companies and healthcare focused private equity funds, and his expertise in corporate governance qualify him as a member of the Board and the committees on which he sits.

Ms. Stevenson has been serving on the Board of the Company since September 2010. Ms. Stevenson is a Corporate Director who serves on a variety of corporate and not-for-profit boards. She was formerly a senior executive of Nortel from 1995-2007 and has over 20 years of experience as a senior financial executive in Canada and the United States. Ms. Stevenson was responsible for all treasury activity at Nortel, including global treasury operations, corporate and structured finance, credit, and risk management. Prior to joining Nortel, Ms. Stevenson held various progressively senior finance roles at J.P. Morgan & Company, Inc. She was with J.P. Morgan from 1984 to 1995. Ms. Stevenson is currently a member of the board of directors of CAE Inc. (member of audit committee), Open Text Corporation (member of audit committee) and the Canadian Imperial Bank of Commerce (member of risk management committee). She formerly was a director of Afexa Life Sciences, Inc. and OSI Pharmaceuticals Inc. Ms. Stevenson is also a Governor and past Chair of The Bishop Strachan School and a Governor of the University of Guelph. She has received her ICD.D, the professional designation for directors in Canada.

Director Qualifications:

The Board has determined that Ms. Stevenson is qualified to serve on the Board and the committees on which she sits because of her comprehensive knowledge of complex financial matters, global treasury and capital markets experience, as well as her demonstrated leadership in senior management positions of various companies.

Mr. Lloyd M. Segal

Québec, Canada

Age 48

Independent

3,500 Shares Beneficially Owned

4,397 RSUs

No Options

36,270 DSUs

Committee Membership and Meeting

Attendance from January 1, 2011 — March 15, 2012:

Board — 20/20;

Finance and Transactions Committee — 15/16;

Nominating and Corporate Governance

    Committee — 11/11;

Transactions Committee — 2/2.

Ms. Katharine B. Stevenson

Ontario, Canada

Age 49

Independent

6,000 Shares Beneficially Owned

4,397 RSUs

No Options

3,225 DSUs

Committee Membership and Meeting Attendance

from January 1, 2011 — March 15, 2012:

Board — 19/20;

Audit and Risk Committee — 12/12;

Finance and Audit Committee — 11/11;

Finance and Transactions Committee — 16/16;

Nominating and Corporate Governance

    Committee — 5/5;

Risk and Compliance Committee — 3/3.

None of the Directors or Director nominees were selected pursuant to any arrangement or understanding. None of the Directors or Director nominees are related by blood, marriage or adoption to one another or to any Named Executive Officer of the Company.

Cease Trade Orders

From May 2004 until on or about June 21, 2005 and from April 10, 2006 until on or about June 9, 2006, Ms. Stevenson and Mr. Ingram were subject to management cease-trade orders issued by certain Canadian provincial securities regulators because Ms. Stevenson was an executive and Mr. Ingram was a director of Nortel.

These cease-trade orders were issued in connection with the delay in filing certain financial statements by Nortel and Nortel Networks Limited and were lifted following the filing of these financial statements.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.

Director Independence

The Board believes that in order to be effective our Board must be able to operate independently of management. The charter of the Board (the “Board Charter”) requires that a majority of Directors be independent. The Board Charter defines an “independent director” as a Director who (i) is independent as defined for the purposes of Board composition under applicable regulatory and stock exchange requirements in the United States and Canada, and (ii) does not, as affirmatively determined by the Board, have a direct or indirect material relationship with the Company or a subsidiary of the Company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company). A “material relationship” is defined as a relationship (whether financial, personal or otherwise), which could, in the reasonable view of the Board, interfere with the exercise of a Director’s independent judgment or could potentially influence a Director’s objectivity in meetings of the Board in a manner that would have a meaningful impact on a Director’s ability to satisfy requisite fiduciary standards. The Board Charter is attached hereto as Exhibit A and is available on our website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”).

As described in our Corporate Governance Guidelines available on our website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”), the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each Director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all Directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships and Director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent Directors and the basis for the Board’s determination of independence for each of the independent Directors.

The Board is currently comprised of 10 members. The Board has determined that nine of our 10 current Directors (or 90%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as required by the Board Charter. The nine independent Directors are Mr. Ingram (Lead Director), Mr. Farmer, Mr. Melas-Kyriazi, Mr. Morfit, Dr. Paul, Mr. Power, Ms. Provencio, Mr. Segal and Ms. Stevenson. Mr. Pearson, as our CEO, has a material relationship with the Company and, therefore, is not independent and is not eligible to serve on the Audit and Risk Committee, the

Talent and Compensation Committee or the Nominating and Corporate Governance Committee. Mr. Pearson currently does not serve on any of the committees of the Board.

With the exception of Mr. Pearson, who has entered into an employment agreement with us as CEO, none of our Directors has entered into service or similar contracts with us.

The table below sets forth each current Director’s membership on the Board committees.

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee	Special Independent Committee	Finance and Transactions Committee
Ronald H. Farmer		✓		✓
Robert A. Ingram(1)		✓	✓
Theo Melas-Kyriazi	✓			✓*		✓
G. Mason Morfit		✓		✓		✓*
Dr. Laurence E. Paul		✓		✓		✓
J. Michael Pearson(2)
Robert N. Power		✓*	✓	✓
Norma A. Provencio	✓*			✓	✓*
Lloyd M. Segal			✓*			✓
Katharine B. Stevenson	✓		✓			✓

Notes:

*	Indicates Chairperson of the Board committee

(1)	Lead Director

(2)	Chairman of the Board and CEO

Board Leadership Structure

The Board Charter provides that the Chairman of the Board is not required to be an independent Director. The Board believes that the most effective Board leadership structure for the Company at the present time is for the CEO to serve as Chairman of the Board in conjunction with the appointment of a Lead Director as described below. Combining the positions of Chairman and CEO provides the Company with decisive and effective leadership. The Board believes that Mr. Pearson’s in-depth knowledge of the Company’s operations and his vision for its development make him the best qualified person to serve as both Chairman and CEO. Because the CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, the Board believes that Mr. Pearson is the Director most qualified to act as Chairman of the Board. The Board also believes that its existing corporate governance practices achieve independent oversight and management accountability.

The Board Charter provides that whenever the Chairman of the Board is not independent, the independent Directors of the Board shall appoint an independent Lead Director, who will assume the responsibilities set forth in the Company’s Position Description for the Lead Director, which is posted on the Company’s website. These responsibilities include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chairman on behalf of the independent Directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chairman is not present, as well as regularly scheduled executive sessions of independent Directors; (iv) in the case of a conflict of interest involving a Director, if appropriate, asking the conflicted Director to leave the room during discussion concerning such matter and, if appropriate, asking such Director to recuse him or herself from voting on the relevant matter; (v) communicating with the Chairman and the CEO regarding meetings of the independent Directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chairman and the independent Directors; (vii) being available to Directors who have concerns that cannot be addressed through the Chairman; (viii) having the authority to call meetings of the independent Directors; and (ix) performing other functions as may reasonably be requested by the Board or the Chairman. Our independent Directors have appointed Mr. Ingram as the Lead Director.

Meetings of Independent Directors

The independent Directors currently meet in executive sessions at all regularly scheduled Board meetings. From January 1, 2011 to March 15, 2012, six such meetings of independent Directors were held.

Meetings of the Board

Pursuant to the Board Charter, the Board meets regularly, at least four times per year. Additional meetings can be called when necessary. The Board meets annually to review our strategic plan. From January 1, 2011 to March 15, 2012, there were eight regularly scheduled meetings (six in 2011 and two in 2012) and twelve ad hoc meetings of the Board were held to review specific matters (ten in 2011 and two in 2012). All agendas of the meetings are set by the Chairman of the Board in consultation with the Board committee Chairpersons and the Lead Director, as necessary. All Directors, except for Mr. Farmer who became a Director in August 2011, attended the Company’s 2011 Annual Meeting of Shareholders in May 2011.

In accordance with the by-laws of the Company, in order to transact business at any Board meeting, at least two-thirds of the Directors must be present. All meetings of the Board in 2011, and through March 15, 2012, had two-thirds or more of Directors participating.

The Nominating and Corporate Governance Committee Charter provides that absent compelling circumstances, any Director who does not attend (in person or via teleconference), since the Director was last elected or appointed, at least 75% of Directors’ meetings and 75% of the meetings of any committee on which such Directors serves, will not be recommended for nomination the following year. Each of the nominees for election to the Board attended at least 75% of the Board meetings and 75% of the applicable committee meetings since he or she was last elected or appointed.

Prior to May 17, 2011, the Board had six committees: Finance and Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Transactions Committee, Risk and Compliance Committee and a Special Committee established by the Board in 2009 with certain special tasks delegated by the Board from time to time. The attendance records at Board and committee meetings for each Director from January 1, 2011 to May 17, 2011 are set forth below:

	Board 10 Meetings		Finance and Audit Committee 11 Meetings		Compensation Committee 9 Meetings		Nominating and Corporate Governance Committee 6 Meetings		Risk and Compliance Committee 3 Meetings		Special Committee 3 Meetings		Transactions Committee 2 Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Robert A. Ingram	9	90%	—	—	—	—	5	83%	—	—	—	—	—	—	14	88%
Theo Melas-Kyriazi	10	100%	11	100%	—	—	—	—	3	100%	—	—	2	100%	26	100%
G. Mason Morfit	8	80%	—	—	8	89%	6	100%	—	—	—	—	2	100%	24	89%
Dr. Laurence E. Paul	9	90%	—	—	—	—	—	—	3	100%	—	—	2	100%	14	93%
J. Michael Pearson	10	100%	—	—	—	—	—	—	—	—	—	—	—	—	10	100%
Robert N. Power	10	100%	—	—	9	100%	6	100%	—	—	—	—	—	—	25	100%
Norma A. Provencio	10	100%	11	100%	9	100%	—	—	—	—	3	100%	—	—	22	100%
Lloyd M. Segal	10	100%	—	—	—	—	6	100%	—	—	—	—	2	100%	18	100%
Katharine B. Stevenson	9	90%	11	100%	—	—	—	—	3	100%	—	—	—	—	23	96%

On May 17, 2011, in an effort to better align the committees with the oversight of the Company’s operations and strategies, the Board restructured the committee structures and formed six new committees: Audit and Risk Committee, Talent and Compensation Committee, Nominating and Corporate Governance Committee, Operations Committee, Finance and Transactions Committee and Special Independent Committee. The attendance records at Board and meetings of these newly formed committees for each Director from May 18, 2011 to March 15, 2012 are set forth below:

	Board 10 Meetings		Audit and Risk Committee 12 Meetings		Talent and Compensation Committee 7 Meetings		Nominating and Corporate Governance Committee 5 Meetings		Operations Committee 7 Meetings		Special Independent Committee 3 Meetings		Finance and Transactions Committee 16 Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Ronald H. Farmer(1)	9/9	100%	—	—	6/6	100%	—	—	3/3	100%	—	—	—	—	18	100%
Robert A. Ingram	9	90%	—	—	7	100%	5	100%	—	—	—	—	—	—	21	95%
Theo Melas-Kyriazi	10	100%	12	100%	—	—	—	—	7	100%	—	—	15	94%	44	98%
G. Mason Morfit	10	100%	—	—	7	100%	—	—	7	100%	—	—	15	94%	39	98%
Dr. Laurence E. Paul	10	100%	—	—	7	100%	—	—	7	100%	—	—	14	88%	38	95%
J. Michael Pearson(2)	9/9	100%	—	—	—	—	—	—	—	—	—	—	—	—	9	100%
Robert N. Power	10	100%	—	—	7	100%	5	100%	7	100%	—	—	—	—	29	100%
Norma A. Provencio	10	100%	12	100%	—	—	—	—	7	100%	3	100%	—	—	32	100%
Lloyd M. Segal	10	100%	—	—	—	—	5	100%	—	—	—	—	15	94%	30	97%
Katharine B. Stevenson	10	100%	12	100%	—	—	5	100%	—	—	—	—	16	100%	31	100%

(1)	Mr. Farmer was appointed to the Board on August 1, 2011.

(2)	A meeting of only independent Directors without management Directors was held during the indicated timeframe.

Board Charter

The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and our officers. As set out in the Board Charter, the Board has established five committees to assist with its responsibilities: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Operations Committee and the Finance and Transactions Committee.

Under the Board Charter, which is reviewed at least annually, the Board is responsible for, among other things, the following corporate governance related matters:

•	evaluating the Chairman of the Board and the Lead Director, annually;

•	developing and approving our approach to and practices regarding corporate governance;

•	succession planning;

•	making determinations regarding Director compensation;

•

reviewing our business strategies and approving a strategic plan, including an annual review of human, technological and capital resources required to implement the Company’s strategic plan and the regulatory, cultural or governmental constraints on the business;

•	updating and ensuring compliance with our Standards of Business Conduct (as described below);

•	reviewing our principal risks and assessing whether appropriate systems are in place to manage such risks; and

•	reviewing and ensuring the integrity of our internal controls.

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board, the Lead Director in the event that the Chairman is not independent, for the Chairperson of each Board committee and the CEO. The position descriptions are posted on our website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”). The position descriptions are reviewed annually.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees the Board’s continuing education program which was developed to assist Directors in maintaining or enhancing their skills and abilities as Directors and updating their knowledge and understanding of the Company and the pharmaceutical industry. New Directors are oriented to the roles of the Board and individual Directors and the business and affairs of the Company through discussions with the Company’s management and the incumbent Directors by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the Directors up-to-date with corporate governance requirements and best practices, the Company and its business and the environment in which it operates, as well as developments in the responsibilities of Directors. In 2011, management’s outside advisors gave presentations on the pharmaceutical industry to Directors and provided updates on the industry. The Board routinely has representatives of various business units come in to discuss assessments of competitors and market analysis. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chairman of the Board.

Ethical Business Conduct

Standards of Business Conduct (including the Code of Ethics for CEO and Senior Financial Executives)

The Board has adopted a written code of business conduct and ethics entitled the Standards of Business Conduct (the “Standards”) for our Directors, officers and employees that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Employees, officers and Directors are required to maintain an understanding of, and ensure that they comply with, the Standards. Supervisors are responsible for maintaining awareness of the Standards and for reporting any deviations to management. In addition, the Standards require the Company to conduct regular audits to test compliance with the Standards. Subject to Board approval, responsibility for the establishment and periodic update and review of the Standards falls within the mandate of the Audit and Risk Committee.

Employees, officers and Directors are required to immediately report violations of the Standards to their supervisors, our human resources department, our Chief Compliance Officer or our General Counsel. The Board has established confidential reporting procedures in order to encourage employees, officers and Directors to raise concerns regarding matters addressed by the Standards on a confidential basis free from discrimination, retaliation or harassment. Employees and officers who violate the Standards may face disciplinary actions, including dismissal. The Board is not aware of any material breaches of the Standards during the period from January 1, 2011 through the date hereto.

Code of Ethics

We also have a Code of Ethics for the CEO and Senior Finance Executives (the “Code”), which is designed to deter wrongdoing and promote (i) honest and ethical conduct in the practice of financial management, (ii) full, fair, accurate, timely and understandable disclosure, and (iii) compliance with all applicable laws and regulations. Violations of the Code are reported to the Chief Compliance Officer. Failure to observe the terms of the Code may result in disciplinary action, including dismissal.

The Standards and its appendix (the Code) are available on our website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Valeant Pharmaceuticals International, Inc., 4787 Levy Street, Montreal, Quebec H4R 2P9, Canada.

We intend to satisfy any disclosure requirements regarding amendments to or waivers of, any provision of the Standards or its appendix (the Code) by posting such information on the Company’s website at www.valeant.com, under the tab “About Valeant” and under the subtab “Corporate Governance.”

Directors’ Share Ownership

To support the alignment of Directors’ interests with our interests and those of our shareholders, non-management directors are expected, in accordance with our Corporate Governance Guidelines, to hold or control Common Shares, DSUs, RSUs or a combination thereof, equal in value to at least five times their base retainer, exclusive of regular annual allocations of DSUs, within five years of being elected or appointed.

Risk Oversight

Our Board participates in risk management oversight, with a view of supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value. In addition, the Audit and Risk Committee assists the Board in monitoring and overseeing the Company’s risk management. Various other committees of the Board also have responsibility for monitoring risk management in specific areas. For example, the Talent and Compensation Committee annually reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company. See “Talent and Compensation Committee — Compensation Risk Determination” below.

Board Committees

Prior to May 17, 2011, the Board had six committees: the Finance and Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Transactions Committee, the Risk and Compliance Committee and a Special Committee established by the Board in 2009 with special tasks delegated by the Board from time to time. On May 17, 2011, in an effort to better align the committees with the oversight of the Company’s operations and strategies, the Board restructured the committee structures and formed six new committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Operations Committee, the Finance and Transactions Committee and the Special Independent Committee.

No member of any committee is presently an employee of the Company or its subsidiaries. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Operations Committee and the Finance and Transactions Committee are identified in such committee’s charter. A copy of each charter is available on our website at www.valeant.com (under the tab “About Valeant” and under the subtab “Corporate Governance”) and is also available in print to shareholders upon request submitted to Investor Relations, Valeant Pharmaceuticals International, Inc., 4787 Levy Street, Montreal, Quebec H4R 2P9, Canada. The responsibilities of the Special Independent Committee were identified by the Board in establishing such committee.

The Chairman of the Board, our Lead Director, and the Chairperson of each committee will be available to respond to questions from shareholders at the Annual Meeting.

Audit and Risk Committee

The Audit and Risk Committee is comprised of three Directors: Ms. Provencio (Chairperson), Mr. Melas-Kyriazi and Ms. Stevenson. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee (the “Audit and Risk Committee Charter”). Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 and each is an “audit committee financial expert” under the regulations promulgated by the Securities and Exchange Commission.

The Audit and Risk Committee operates pursuant to the Audit and Risk Committee Charter. Its responsibilities include, among other things, responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A. As contemplated in the Audit and Risk Committee Charter, the Audit and Risk Committee periodically meets with our internal auditor and with our external auditors without management being present. The Audit and Risk Committee also recommends to the Board the external auditors to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditors.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function with respect to:

•	the quality and integrity of our financial statements;

•	compliance with our legal and regulatory requirements, including with respect to disclosure of financial information;

•	the qualifications, performance and independence of our external auditor;

•	the performance of our senior finance employees and internal audit function;

•	internal controls and certifications; and

•

monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed.

The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee. No members of our Audit and Risk Committee currently serve simultaneously on the audit committee of more than two other public companies.

Talent and Compensation Committee

The Talent and Compensation Committee is comprised of Mr. Power (Chairperson), Mr. Farmer, Mr. Ingram, Mr. Morfit and Dr. Paul. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee (the “Talent and Compensation Committee Charter”). Pursuant to the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. Each member of our Talent and Compensation Committee is independent.

As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include:

•

reviewing and approving the linkage of corporate goals and objectives to the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and reviewing and recommending to the independent Directors the compensation of the CEO based on such evaluation;

•	reviewing and recommending to the Board compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	reviewing and approving arrangements with executive officers relating to their employment relationships with us;

•	providing strategic supervision of our benefit plans, programs and policies; and

•

producing and recommending to the Board for approval the CD&A to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K and preparing the Compensation Committee Report.

Compensation

For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers and Directors, please see “Compensation Discussion and Analysis” and “Director Compensation.”

The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chairperson of the Talent and Compensation Committee.

Annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis — Peer Group and Benchmarking Competitive Pay — Compensation Consultants,” in 2011, the Talent and Compensation Committee retained ClearBridge Compensation Group (“ClearBridge”) as a third-party consultant to provide advice on compensation matters. ClearBridge’s services included the following: (i) reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a comparator group of similar-sized pharmaceutical companies as measured by revenue and/or market capitalization; (ii) making recommendations for the compensation package of the CEO; and (iii) assisting in developing and implementing revisions to the Company’s existing equity-based incentive plan. All of the services provided by ClearBridge during the fiscal year 2011 were provided to the Talent and Compensation Committee and ClearBridge did not provide any additional services to the Company during the fiscal year 2011. Fees paid to ClearBridge in 2011 were $174,191.

The Talent and Compensation Committee considers the advice and analysis of the third party compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers to the Board.

Compensation Risk Determination

The Talent and Compensation Committee assessed the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. It considered our compensation policies and practices, identified potential risks and considered mitigating factors. The Talent and Compensation Committee reviews annually and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company. Based upon its assessment, the Talent and Compensation

Committee determined that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. The Board undertook a thorough review of succession planning over the course of the year led by the efforts of the Talent and Compensation Committee. In August 2011, the Board approved an emergency succession plan that can be implemented should the need arise. In February 2012, the Talent and Compensation Committee went through a thorough review of the Executive Management Team (“EMT”), all of the general managers and the functional leads. The group then reviewed potential successors for all key roles. The Board reviewed the EMT and potential successors for key roles and approved the full succession plan at the March 2012 Board meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Mr. Segal (Chairperson), Mr. Ingram, Mr. Power and Ms. Stevenson. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the written charter (the “Nominating and Corporate Governance Committee Charter”). Pursuant to the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include, among others:

•	identifying individuals qualified to become Directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board;

•	providing recommendations to the Board regarding the competencies and skills of the Board and the qualifications of its Directors;

•

recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures, developing new charters for any new committees established by the Board, monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance;

•	reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto;

•	overseeing our orientation process for new Directors and our continuing education program for all Directors; and

•

annually developing and recommending processes for assessing the performance and effectiveness of the Board as a whole and the committees of the Board and reporting annually to the Board on the results of such assessments.

In 2011, the Board retained ghSMART and Company, Inc. (“ghSMART”) to assist in the annual evaluation of the performance and effectiveness of the Board and its committees. The Board utilized this evaluation to ensure that the Board and its committees continue to be highly functioning and capable of overseeing the Company’s mission and strategy while fully complying with applicable regulatory requirements and the Directors’ fiduciary duties. Following the evaluation, the Board revised the committee structures to better align the committees with the needs of the Company. Specific changes included expanding the Compensation Committee to include talent oversight, creating the Operations Committee and reallocating certain responsibilities between the Finance and Transactions Committee and the Audit and Risk Committee. For information regarding the compensation of Directors, please see “Director Compensation” below.

Finance and Transactions Committee

The Finance and Transactions Committee is composed of Mr. Morfit (Chairperson), Mr. Melas-Kyriazi, Dr. Paul, Mr. Segal and Ms. Stevenson. It was established to assist the Board in providing fiduciary oversight and strategic advice with respect to material transactional activities, and such other transactional activities as appropriate, conducted by management, advising the Board regarding the Company’s significant financing activities and monitoring the overall financial condition of the Company and the impact of our significant financing activities.

Operations Committee

The Operations Committee is comprised of Mr. Melas-Kyriazi (Chairperson), Mr. Farmer, Mr. Morfit, Dr. Paul, Mr. Power and Ms. Provencio. It was established to assist the Board in monitoring the Company’s operating performance, tracking our financial performance and integration of acquisitions deemed significant, and such other integration as appropriate, and reviewing our annual budget.

Special Independent Committee

In June 2009, the Board established a Special Committee to review finalization and implementation of the Corporate Integrity Agreement with the Office of Inspector General of the United States Department of Health and Human Services (the “OIG”), which will expire in September 2014. The Special Independent Committee has also undertaken to review reports and oversee the implementation of recommendations generated from reports submitted by an independent consultant retained by the Board pursuant to a consent of final judgment, which required such reports through September 2011. The Special Independent Committee is composed of Ms. Provencio (Chairperson). Its tasks include overseeing the implementation of recommendations by the OIG and the Ontario Securities Commission.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Talent and Compensation Committee is composed of Messrs. Power, Farmer, Ingram and Morfit and Dr. Paul, each of whom is a non-employee Director for purposes of Rule 16b-3 of the Exchange Act, as amended, and each of whom is an independent Director. None of these Directors is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2011 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Person Transactions” below for a description of related-person transactions.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Name	Age	Title
J. Michael Pearson	52	Chairman and Chief Executive Officer
Rajiv De Silva	45	President of the Company and Chief Operating Officer of Specialty Pharmaceuticals
Howard B. Schiller	50	Executive Vice President and Chief Financial Officer
Robert R. Chai-Onn	41	Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development
Brian M. Stolz	36	Executive Vice President of Administration and Chief Human Capital Officer
Dr. Susan T. Hall	52	Senior Vice President, Global Head of Research and Development
Richard K. Masterson	52	President and Chief Operating Officer, Valeant International (Barbados) SRL

Below is a description of each executive officer who is not also a Director of the Company.

RAJIV DE SILVA has been the President of the Company and Chief Operating Officer of Specialty Pharmaceuticals since September 2010. From January 2009 to September 2010, Mr. De Silva was the Chief Operating Officer of Specialty Pharmaceuticals of VPI. Prior to that, Mr. De Silva held various leadership positions with Novartis AG from 2003 to 2008. Most recently, he was President of Novartis Vaccines USA and Head of Vaccines of the Americas from 2007 to 2008, during which time he played a key leadership role at Novartis’ Vaccines & Diagnostics Division and served as a member of the executive committee of Novartis Vaccines & Diagnostics. From 2005 to 2007, he served as President of Novartis Pharmaceuticals Canada. In February 2012, Mr. De Silva was appointed to the board of directors of AMAG Pharmaceuticals, Inc.

HOWARD B. SCHILLER has been our Executive Vice President and Chief Financial Officer since December 2011. Mr. Schiller joined the Company following a 24-year career at Goldman Sachs. From 2009 to 2010, Mr. Schiller was the chief operating officer for the Investment Banking Division of Goldman Sachs, responsible for the management and strategy of the business. From 2003 to 2009, he was responsible for the global healthcare, consumer products, retail, industrial and natural resource businesses in the Investment Banking Division of Goldman Sachs. During his 24-years at Goldman Sachs, Mr. Schiller advised large multinational companies on strategic transactions, financings, restructurings and leveraged buyouts.

ROBERT R. CHAI-ONN has been our Executive Vice President, General Counsel and Corporate Secretary since September 2010 and effective March 28, 2012 he became our Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development. From 2004 to September 2010, Mr. Chai-Onn was Vice President, Assistant General Counsel at VPI. He has been instrumental in the Company’s strategic transactions, including the Merger. Prior to 2004, Mr. Chai-Onn was a corporate lawyer at the law firm of Gibson, Dunn & Crutcher LLP, where he performed a variety of corporate, mergers and acquisitions and financial legal work.

BRIAN M. STOLZ has been our Executive Vice President of Administration and Chief Human Capital Officer since June 2011. Prior to joining the Company, from February 2009 through June 2011, Mr. Stolz was a Principal at ghSMART, a leadership consulting and advisory firm where he worked with corporate and alternative investment clients on human resource issues. In this role, he assessed and trained C-Level executives and professionals, created and implemented hiring and performance evaluation processes and advised boards and investment committees on senior-level hires. Prior to joining ghSMART, from November 2007 to December 2008, Mr. Stolz was a consultant at McKinsey and was a member of the McKinsey Pharmaceuticals and Medical Products group.

SUSAN T. HALL, Ph.D., has been our Senior Vice President, Global Head of Research and Development since February 2012. Before joining the Company in 2006 as Vice President, Global Regulatory Science and Compliance, she was with GSK, initially in the U.K. and then in the U.S., where she held various management and leadership positions within the disciplines of Clinical Pharmacology, Project Management, Medical Affairs, Genomics and Regulatory Affairs.

RICHARD K. MASTERSON was appointed President and Chief Operating Officer of Valeant International (Barbados) SRL (formerly Biovail Laboratories International SRL) (“VIBS”) and a director on its board in January 2011. VIBS is a wholly-owned subsidiary of the Company and is a significant operating subsidiary of the Company. From 2004 to 2010, Mr. Masterson was Executive Vice President of Business Development at VPI. Prior to that, he worked at TAP Pharmaceuticals Inc. where he was General Manager of its Lupron franchise and Vice President of Licensing.

None of the executive officers of the Company were selected pursuant to any arrangement or understanding. None of the executive officers are related by blood, marriage or adoption to one another or to any Director or nominee for Director of the Company.

OWNERSHIP OF THE COMPANY’S SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of March 15, 2012.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership		Percentage of Class(1)
Ruane, Cuniff & Goldfarb Inc.	36,269,948	(2)	11.9
767 Fifth Avenue, New York, New York 10153
FMR LLC	30,779,560	(3)	10.1
82 Devonshire Street, Boston, Massachusetts 02109

This table is based upon information supplied by the principal shareholders and Forms 13F and Schedules 13D and 13G filed with the SEC and “early warning reports” and similar regulatory filings filed on SEDAR. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.

(1)	Based on 305,358,392 Common Shares outstanding on March 15, 2012.

(2)	According to a Form 13G/A filed by Ruane, Cuniff & Goldfarb Inc. on February 14, 2012, it has the sole power to vote 22,689,677 and sole power to dispose of 36,269,948 of our Common Shares.

(3)

According to a Schedule 13G/A filed jointly by FMR LLC and Edward C. Johnson 3d on February 14, 2012, as of December 31, 2011, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficially owns 21,253,550 Common Shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 21,253,550 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 2,382 Common Shares, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, beneficial owns 5,889,984 Common Shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 6,305,565 shares and sole power to vote or to direct the voting of 5,889,984 Common Shares owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 2,794,193 Common Shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 3,189,431 shares and sole power to vote or to direct the voting of 2,521,293 Common Shares owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), beneficially owns 839,451 Common Shares (including 339,447 shares resulting from the assumed conversion of 339,447 shares of VPI).

OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 15, 2012, certain information regarding the beneficial ownership of our Common Shares and the percentage of shares beneficially owned by each Director, each Director nominee and (i) the person serving as CEO of the Company during 2011, (ii) the persons serving as CFOs of the Company during 2011, (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at December 31, 2011, and (iv) two most highly paid executive officer of the Company who served during 2011 but were not serving as executive officers at December 31, 2011 but who would have been included in our most highly paid executive officers had they been serving as executive officers on December 31, 2011 (together, the “Named Executive Officers”), and all current Directors, Director nominees and current and former executive officers of the Company as a group.

Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership(1)(2)(3)(4)	Percentage of Class(5)
Current Named Executive Officers, Directors and Director Nominees
Robert R. Chai-Onn	295,566	*
Rajiv De Silva	383,085	*
Ronald H. Farmer	4,301	*
Robert A. Ingram	1,139	*
Theo Melas-Kyriazi	36,191	*
G. Mason Morfit(6)	15,100,234	4.95%
Laurence E. Paul	28,000	*
J. Michael Pearson(7)	5,659,535	1.85%
Robert N. Power	0	*
Norma A. Provencio(8)	57,819	*
Howard B. Schiller	82,300	*
Lloyd M. Segal	3,500	*
Katharine B. Stevenson	6,000	*
Brian M. Stolz	7,630	*
Former Named Executive Officers
Philip W. Loberg	119,924	*
Mark Durham	66,349	*
Directors, Director nominees and current and former executive officers of our Company as a group (18 persons)	22,189,646	7.27%

*	Less than 1% of the outstanding Common Shares.

(1)

This table is based on information supplied by current and former executive officers, Directors and Director nominees. We believe that shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any shares shown in this table are subject to community property laws.

(2)

The amounts reported do not include RSUs for the following Directors: Mr. Farmer (4,209); Mr. Ingram (223,120); Mr. Melas-Kyriazi (170,617); Mr. Morfit (68,112); Dr. Paul (4,397); Mr. Power (4,397); Ms. Provencio (106,750); Mr. Segal (4,397); and Ms. Stevenson (4,397). The shares underlying these RSUs are not deliverable until one year after such Director ceases his or her service as a Director.

(3)

These amounts reported do not include DSUs for the following Directors: Mr. Ingram (2,085); Mr. Melas-Kyriazi (1,320); Mr. Morfit (1,319); Dr. Paul (51,542); Mr. Power (31,202); Ms. Provencio (1,320); Mr. Segal (36,270); and Ms. Stevenson (3,225). The shares underlying these DSUs are not deliverable until one year after such Director ceases his or her service as a Director.

(4)

Included in the shares set forth above are the following (i) stock options that are currently exercisable, or will become exercisable within 60 days after March 15, 2012, as follows: Mr. Chai-Onn (207,895); Mr. De Silva (248,971); Mr. Loberg (73,053); and Mr. Pearson (3,342,722), and (ii) 32,259 RSUs that vest within 60 days after March 15, 2012 for Mr. Pearson.

(5)

These percentages are based on 305,358,392 Common Shares outstanding on March 15, 2012 plus shares deemed to be beneficially owned by each individual that are deemed outstanding. Under Rule 13d-3 of the SEC, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the SEC, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before 60 days of the date as of which the information is provided are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of Common Shares outstanding on March 15, 2012.

(6)

These shares are owned directly by ValueAct Capital Master Fund, L.P. and may be deemed to be beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. G. Mason Morfit is a member of the Management Board of ValueAct Holdings GP, LLC and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. This number includes 4,932 RSUs released to Mr. Morfit on March 11, 2011 which are deemed to be beneficially owned by ValueAct Capital Master Fund, L.P., but which may not be currently held in the ValueAct Capital Master Fund, L.P. account.

(7)

The amount reported does not include vested RSUs for Mr. Pearson in the amount of 917,509 and 32,259 shares vesting within 60 days. The shares underlying these RSUs are not deliverable until February 1, 2013. The amount reported also does not include 1,005,996 performance based restricted stock units (“PSUs”) that have met their vesting triggers. The shares underlying these PSUs are not deliverable until February 1, 2019.

(8)	Includes 7,928 shares held in a Registered Retirement Savings Plan and 37,550 held in a 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). Such executive officers, Directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2011, the following of its executive officers, Directors and 10 percent beneficial owners failed to timely file all forms required by Section 16(a): Mr. Ingram, Mr. De Silva and Ms. Provencio each filed one late Form 4 covering awards of RSUs and Mr. Pearson filed one late Form 4 covering awards of RSUs and awards of stock options.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This CD&A discusses the key initiatives of the Talent and Compensation Committee in 2011 and explains the material elements of the 2011 compensation of our Named Executive Officers. Our compensation strategy is designed to motivate, retain and, ultimately, reward senior management through a clear pay-for-performance compensation philosophy.

Our Named Executive Officers serving in their executive officer capacities at the end of 2011:

•	Mr. J. Michael Pearson, Chief Executive Officer

•	Mr. Howard B. Schiller, Executive Vice President and Chief Financial Officer

•	Mr. Rajiv De Silva, President, Valeant Pharmaceuticals International, Inc. and Chief Operating Officer, Specialty Pharmaceuticals

•	Mr. Robert R. Chai-Onn, Executive Vice President, General Counsel and Corporate Secretary

•	Mr. Brian M. Stolz, Executive Vice President of Administration and Chief Human Capital Officer

Our Named Executive Officers who were not serving in their executive officer capacities at the end of 2011:

•	Mr. Philip W. Loberg, Jr., Former Executive Vice President, Interim Chief Financial Officer

•	Mr. Mark Durham, Former Senior Vice President, Human Resources

Mr. Loberg served as our Executive Vice President, Interim Chief Financial Officer from December 2010 to December 2011. Since December 2011, when Mr. Schiller assumed the role of Chief Financial Officer, Mr. Loberg has been serving as a Senior Vice President within the Company. Mr. Durham served as our Senior Vice President, Human Resources until August 1, 2011 at which time his employment with the Company ended.

The Talent and Compensation Committee, together with the third party compensation consultant, ClearBridge, conducts a comprehensive review of the Company’s executive compensation program each year to ensure that executives are appropriately incentivized in line with the Company’s compensation philosophy. The Talent and Compensation Committee uses these reviews to ensure we are assessing executive compensation with reference to the appropriate peer group, our executive pay design is rewarding the outcomes and behavior as intended and to review the specific compensation of the Named Executive Officers.

In 2011, shareholders endorsed the design and administration of our executive compensation programs as evidenced by a vote of approval at our 2011 annual meeting of shareholders in excess of 98%. As a result of this favorable vote regarding our Named Executive Officers’ compensation, it was determined that no changes were necessary to our executive compensation design and administration. At our 2011 annual meeting of shareholders, our shareholders also voted to hold an advisory vote on executive compensation every year. The Talent and Compensation Committee has accepted the shareholders’ recommendation and therefore, shareholders will have another opportunity to consider and approve, in a non-binding advisory vote, the compensation of our Named Executive Officers at the Annual Meeting.

What is our Compensation Philosophy?

We have adopted a philosophy of pay for performance, aligning our executive compensation program with long-term returns to our shareholders. We want our executives and all of our employees to share in the financial risks and rewards tied to long-term shareholder return. Consistent with this overall goal, the Talent and Compensation Committee has established the following objectives for executive compensation: (i) attract, motivate and retain key personnel; (ii) link executive compensation to overall corporate performance as measured primarily by Total Shareholder Return (“TSR”); and (iii) motivate officers to act in the best interests of the Company and its shareholders. The Talent and Compensation Committee reviews our compensation objectives each year, and more frequently as needed, to determine if revisions are necessary in light of our performance, as measured by TSR and other metrics, industry practices and emerging trends, our corporate and strategic goals and other relevant factors.

Following the Merger, the Talent and Compensation Committee approved new compensation packages for our executive officers (other than Mr. Pearson, whose compensation was not reviewed until early 2011) intended to closely align the financial reward our executive officers realize with long-term return to our shareholders. The Talent and Compensation Committee has implemented a compensation program for non-executive management with the same key compensation elements applied to our executives, to more closely align the incentives across all management. In determining the compensation programs, the Talent and Compensation Committee was guided by the following principles:

•	Total compensation should be heavily tied to performance of the Company, as defined by TSR.

•	Total long-term compensation should be above the median of the peer group (discussed below) for outstanding TSR performance, but below the median for poor TSR performance.

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Members of the executive management team should be required to purchase and hold a significant amount of our shares. In addition, executive officers and senior management should be offered equity grants that encourage them to purchase and hold an equity interest in our Company.

•	For executive officers and senior management, equity grants should be front-loaded with multiple years’ worth of equity at the time of grant.

•	Annual incentive cash bonuses should be based on the degree of achievement in meeting specific initiatives that contribute to TSR.

•	Our philosophy of pay-for-performance and equity ownership should be expanded to all levels of the organization.

Shareholders should note that our practice of front loading equity grants can result in large reported compensation in the first year of grant. It should also be noted that these grants cover multiple years of service and the vesting of much of the grants are conditioned on achieving high levels of TSR performance with a minimum of 15% compound annual growth rate required over three years from grant date for any vesting of our PSUs. Our PSUs have the highest performance hurdle rate for this type of instrument among our peers.

Peer Group and Benchmarking Competitive Pay

Compensation Consultants

In accordance with the Talent and Compensation Committee Charter, the Talent and Compensation Committee has sole authority to retain compensation consultants and to approve such consultants’ fees and retention terms. In 2011, the Talent and Compensation Committee engaged the services of ClearBridge as an independent consultant to provide advice on compensation matters. ClearBridge reports directly to the Talent and Compensation Committee which has instructed ClearBridge to give it objective advice and without influence by management, and to provide such advice for the benefit of the Company and our shareholders. ClearBridge did not provide additional services to the Company other than the services related to compensation to the Talent and Compensation Committee and the Board and other board committees.

Peer Group

Our primary comparison group for assessing the competitiveness of the pay of our Named Executive Officers is our peer group. In determining appropriate companies to be included in the peer group, we focus on other companies in the pharmaceutical industry due to the complex regulatory frameworks in which pharmaceutical companies must operate and the risks and commercial constraints and opportunities that are particular to our industry. The Talent and Compensation Committee, with input and guidance from ClearBridge, considered a number of financial metrics when building the peer group, including market capitalization, enterprise value, revenue and operating profit, among others. In 2011, the Talent and Compensation Committee determined that the peer group should include the following companies:

Allergan Inc.

Biogen Idec Inc.

Cephalon Inc.

Endo Pharmaceuticals Holdings Inc.

Forest Laboratories

King Pharmaceuticals, Inc.

Mylan Inc.

Perrigo Co

Shire Plc

Warner Chilcott Plc

Watson Pharmaceuticals, Inc.

During the course of 2011, the Company increased in size and scope while two peer companies, Cephalon Inc. and King Pharmaceuticals, Inc. were acquired. As a result, the Talent and Compensation Committee updated the list of companies in the peer group for 2012. The group includes five similar companies above and five similar companies below the Company’s market capitalization as of February 2012.

Allergan Inc.

Biogen Idec Inc.

Celgene

Forest Laboratories

Gilead

Mylan Laboratories, Inc.

Perrigo Co

Shire Plc

Vertex

Watson Pharmaceuticals, Inc.

Benchmarking

In benchmarking our total compensation for our Named Executive Officers, the Talent and Compensation Committee used the assistance of ClearBridge. The Talent and Compensation Committee consultants review compensation among our peer group for executives in similar roles (e.g., CEO, CFO, General Counsel) or of similar pay rank (e.g., second highest paid executive). The Talent and Compensation Committee bases its overall benchmark on total compensation, which is comprised primarily of base salary, annual cash incentive bonus and the annualized value of long-term equity incentives, but preserves flexibility to make adjustments to general reference points to respond to, and adjust for, the evolving business environment. In addition, variations occur as dictated by the experience level of the individual, geographical market factors, individual performance and prior commitments under negotiated contracts.

The Talent and Compensation Committee seeks to leverage total compensation opportunity, with significantly above market compensation for outstanding performance and significantly below market compensation for poor performance. As discussed below, because significant portions of our long-term equity incentives are dependent on TSR performance over a multi-year period, our executives may not actually realize the levels of “total compensation” set forth above if the TSR for the relevant performance period does not meet or exceed specified thresholds. The Talent and Compensation Committee believes that the higher compensation should correspond with the achievement of high levels of longer-term TSR performance.

Determining Compensation

The Talent and Compensation Committee is responsible for establishing, implementing and monitoring the Company’s executive compensation philosophy and objectives. The Talent and Compensation Committee reviews and approves all components of executive pay, recommends or reports its decisions to the Board, and oversees the administration of the compensation program for senior executives. The Board, with the assistance of the Talent and Compensation Committee, reviews matters related to executive compensation on an as-needed basis.

Our CEO prepares a recommendation to the Talent and Compensation Committee for base salary, annual incentive and equity grants for each Named Executive Officer, other than the CEO whose compensation is determined solely by the Talent and Compensation Committee and the Board. The Talent and Compensation Committee then makes recommendations to the Board, which determines the compensation for each Named Executive Officer; alternatively, the Board may delegate the authority to the Talent and Compensation Committee to determine executive officer compensation. In determining the compensation to be awarded to the CEO and in reviewing the recommendations as to other Named Executive Officers, the Talent and Compensation Committee can consider, among other things:

•	comparative data provided by the Talent and Compensation Committee consultants;

•	tally sheets showing compensation history of each executive officer, including salary, cash incentives and equity grants;

•	termination tally tables showing amounts to be paid in the event of terminations and/or changes in control; and

•	carried interest tables showing the value of vested and unvested long-term incentives under an array of stock price assumptions.

Total Compensation

A significant portion of total compensation is linked to satisfying Company financial targets and strategic initiatives, in addition to achieving superior total returns to shareholders. This pay methodology helps us to attract and retain top talent.

Multiple factors are considered in determining our total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, expected contribution and experience in the role, and the pay practices of our peers. The components of total compensation for Named Executive Officers include: (i) base salary; (ii) incentive pay (including annual incentive cash bonus and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites. A significant portion of total compensation is weighted toward long-term equity compensation tied to TSR.

The aggregate base salaries for the Named Executive Officers who remained employed by the Company through December 31, 2011 approximated 21% of the targeted total compensation package, excluding benefits and perquisites. Target annual cash bonus incentives approximated 15% of the aggregate target total compensation for such Named Executive Officers. Annualized long-term equity incentives represented about 64% of the target annualized total compensation for such Named Executive Officers as a group.

In determining the appropriate mix of base salary and incentive pay (including annual incentive cash bonus and long-term equity) for our Named Executive Officers, the Talent and Compensation Committee sought to balance: (i) our desire to attract and retain our executives with the stability of competitive salary compensation; (ii) our desire to promote pay for performance or “at-risk” compensation, as we believe that incentive pay appropriately rewards executives for their contribution to our overall performance; and (iii) our desire to align compensation with corporate performance and shareholder value through the use of equity compensation awards.

The value of our short-term incentives, in the form of an annual cash bonus, is dependent on the achievement of pre-determined corporate, divisional/functional and individual performance objectives, while the value of our equity based incentives, in the form of stock options, PSU and RSU awards (including performance-based RSUs), is derived from the value of our Common Shares. In allocating between short-term and long-term compensation, the Talent and Compensation Committee seeks to establish a balance between rewarding past performance and future potential, both of which it views as critical for our executives to exhibit. In that respect, the Talent and Compensation Committee designs cash bonuses to reward executives who achieve certain corporate, divisional/functional and individual objectives, and it bases grants of RSU awards on the demonstration of exceptional effort, critical skills, key talents and achievements of shareholder value creations. While the Talent and Compensation Committee considered the practices of the peer group, in reaching the optimal balance of salary, bonus and equity compensation, the emphasis is on our Company’s growth strategy and incentivizing management to achieve performance goals and longer-term TSR performance, as described in this CD&A.

Base Salary

We set our base salaries at competitive levels necessary to attract and retain a top performing management team. Base salary addresses performance of core duties for each executive role, providing an amount of fixed compensation. Base salary for each Named Executive Officer is determined based on:

•	his or her position and responsibilities;

•	comparison data;

•	review of the Named Executive Officer’s compensation relative to other executive officers; and

•	individual performance of the Named Executive Officer.

Salary levels are typically reviewed annually as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustments would reflect a review of competitive market data, particularly for the peer group, consideration of relative levels of pay internally, consideration of the individual performance of the executive and any other circumstances that the Talent and Compensation Committee determines are relevant. In 2011, there was no adjustment to the base salaries of our existing Named Executive Officers. The Company hired two Named Executive Officers, Mr. Howard Schiller and Mr. Brian Stolz in 2011. Mr. Schiller, who joined the Company in December, received an annual base salary of $1,000,000. Mr. Stolz, who joined in July, received a base salary of $450,000.

The Talent and Compensation Committee reviewed the base salaries of our Named Executive Officers and set salaries for 2012 at the following levels based on benchmarking versus our updated peer group.

Named Executive Officer	Base salary for 2011	Base salary for 2012
J. Michael Pearson	$1,600,000	$1,750,000	*
Howard B. Schiller	$1,000,000	$1,000,000
Rajiv De Silva	$750,000	$875,000	*
Robert R. Chai-Onn	$550,000	$750,000	*
Brian M. Stolz	$450,000	$450,000

*	Indicates effective April 1, 2012

Short-Term Incentive Pay

The Company uses short-term incentive pay, through our annual incentive cash bonus program, to reward employees for the attainment of target financial and strategic outcomes for each specific year. Participants are eligible to earn cash bonuses based on the attainment of the approved financial targets and strategic initiatives for the applicable performance period. The corporate financial targets are based on attaining budget or stretch targets for cash earnings-per-share (“EPS”), revenue and adjusted cash flow. The strategic initiatives are approved by the Board of Directors at the start of each year and are intended to align the organization to achieve the most pressing objectives to help drive long term TSR.

Our 2011 annual incentive cash bonus program (the “2011 AIP”) in effect for Named Executive Officers was based on the achievement of certain corporate financial targets and Company-wide strategic initiatives approved by the Talent and Compensation Committee in March 2011. For 2011, the target bonus for the CEO was 100% of his base salary and the target bonus for all other Named Executive Officers was 60% of their base salary. Bonuses are based 30% on the achievement of strategic initiatives and 70% on meeting financial metrics. The table below outlines our payouts for the strategic initiatives which make up 30% of total target bonus. For each of these metrics, the executive can achieve between 100% of target for base goals and 200% for stretch goals. Participants receive no bonus credit for each category if the base level is not achieved. If base level is achieved, participants receive 20% bonus credit. If stretch targets are achieved, participants receive a further 25% for the relevant categories. Partial credit can be awarded for stretch targets.

The Talent and Compensation Committee allocated the strategic initiative components of the 2011 AIP bonus as follows:

Objective	Base	Stretch	Base Weighting	Stretch Weighting
Complete Biovail/VPI integration by mid-year. Achieve at least $320 million in synergies	$320M	N/A	20%	N/A

Make at least five acquisitions and partnerships outside the US	5	10	20%	25%

Receive approval and successfully launch ezogabine/retigabine	Approval	Launch	20%	25%

Improve the growth profile of a basket of legacy Biovail products	Positive revenue growth	Exceed 2% revenue growth	20%	25%

Over deliver on past acquisitions in terms of adjusted cash flow delivered versus budget	Meet targets	Exceed targets by 10%	20%	25%

The Talent and Compensation Committee determines whether the 2011 AIP performance goals have been achieved, but retains the discretion to reduce or eliminate 2011 AIP bonuses for individual executives, even if performance targets are met. In exercising negative discretion, the Talent and Compensation Committee may consider the performance of the individual Named Executive Officer or factors, such as level of performance, minimum financial goals or cost targets, applicable to the functional area for which the Named Executive Officer is responsible, the division to which the Named Executive Officer belongs, or the Company as a whole.

For 2011, the Talent and Compensation Committee determined that each of the financial targets were achieved at a level beyond the stretch levels while the Company achieved the majority of the stretch goals for the strategic objectives. Therefore, the bonuses were paid for all Named Executive Officers at 196% of target levels except for Mr. De Silva. While the company hit stretch targets for corporate cash earnings per share, corporate revenue and corporate adjusted cash flow, the stretch target for one strategic initiative related to the launch of Potiga (retigabine) in the United States with our partner, GSK, was not met in 2011. As a result, Mr. De Silva was paid at 168% of target levels as his bonus was calculated based on a mix of corporate goals stated above (25% off bonus calculation) and specific revenue (30% of calculation) and earnings before interest and taxes

(“EBIT”) targets (45% of the calculation) for the Total Specialty Pharma Segment which is a sum of results from the U.S. Dermatology, U.S. Neurology and Other, Canada and Australia businesses. The Specialty Pharma sector exceeded its goals for the stretch EBIT target by 9% while achieving the base level target for revenue by 0.3%. Mr. Loberg, who was a Named Executive Officer until the end of November, received a performance-based bonus in the amount of $500,000 reflecting his services as the Interim Chief Financial Officer between January and November 2011. Mr. Loberg’s bonus amount reflects a downward adjustment from the bonus that Mr. Loberg would have been due had he stayed in his former role through the end of 2011. Mr. Loberg is continuing his employment with the Company in a different capacity. Although Mr. Durham was a Named Executive Officer for a portion of 2011, he did not receive a performance-based bonus payment because he was not employed by the Company at year end. As discussed on page 49, he did receive a payment in lieu of his bonus pursuant to his severance arrangement.

The Talent and Compensation Committee reviewed the bonus levels for 2012 and determined that our short term incentive pay lagged our updated peer group. For 2012, the Talent and Compensation Committee increased Mr. Pearson’s short term incentive pay target to 130% of his base salary and increased the short term incentive pay target to 80% for Messrs. Schiller, De Silva, Chai-Onn and Stolz.

Equity-Based Incentive Compensation

The Talent and Compensation Committee believes that equity compensation aligns our executives’ interests with that of our shareholders and promotes efforts by our executives in the long-term interest of the Company. Grants of equity-based awards are determined by the Talent and Compensation Committee. Our equity-based incentive compensation is designed to align our executives’ interests with that of our shareholders, attract and retain our executives, promote efforts by our executives in the long-term interest of the Company and incentivize long-term planning among the Company’s executives.

The Talent and Compensation Committee implemented a pay-for-performance compensation structure that granted options and PSUs to each of our active Named Executive Officers. The Talent and Compensation Committee viewed this compensation program as having attributes that strongly and appropriately motivate executives and all levels of employees to achieve high levels of TSR and as a result, share in the long-term grown and profitability of the Company.

Under this compensation program, the Talent and Compensation Committee implemented guidelines to ensure that a significant portion of total compensation is directly related to the achievement of certain TSR thresholds through awards of long-term equity incentives. The active Named Executive Officers received their equity awards in connection with entering into their employment agreements described below. These grants were front-loaded and are intended to reward superior performance over a three-year period if the TSR targets are met or exceeded. The Talent and Compensation Committee does not expect to grant equity awards to its Named Executive Officers annually.

Equity grant award levels are determined based on competitive market data, and the individual’s role, past performance and experience. The equity-based awards used to further our objectives were:

•	approximately 50% stock options based on Black-Scholes value; and

•	approximately 50% PSUs based on fair market value of our shares of common stock at date of grant (based on the number of shares earned assuming achievement of 15% annualized TSR).

The long-term incentive equity awards granted to Named Executive Officers in connection with the employment agreements largely reflect the incentives closely aligned with TSR and they include:

•	Time-Vested Stock Options that —

•	vest 25% per year over the first four anniversaries of grant; and

•	provide value only when shareholders realize an increase in the value of their holdings.

•	PSUs — PSUs that vest based on the three (or four) year compounded TSR thresholds as follows and linear interpolation is applied for TSR performance between the applicable thresholds:

•	No vesting for TSR less than 15%;

•	100% of PSUs vest for 15% TSR;

•	200% of PSUs vest for 30% TSR;

•	300% of PSUs vest for 45% TSR; and

•	in the case of Mr. Pearson, 400% of PSUs vest for 60% TSR.

In addition to the initial grants that Mr. Stolz received upon entering into an employment agreement with the Company as outlined on page 43, the Board further granted Mr. Stolz an additional 14,700 PSUs in connection with taking on additional responsibilities as the Department Head of Transportation and the Department Head for Internal Communications in December 2011.

Holding Requirements

The Company believes that it is important that the interests of the CEO and the other Named Executive Officers are aligned with the interests of our shareholders. The Company has, therefore, established a policy promoting the ownership of shares by our Named Executive Officers. As outlined on page 39, the employment agreement with Mr. Pearson generally requires that the net common shares received by Mr. Pearson be held through 2017. In addition, the Talent and Compensation Committee determined that all Named Executive Officers would be required to own Common Shares representing two times the combined amount of their base salary and target annual cash bonus. To further encourage ownership, in March 2011, the Talent and Compensation Committee approved a program whereby the Named Executive Officer will be granted one RSU, subject to a vesting schedule, for each Company share purchased by the Named Executive Officer through June 30, 2012. A similar program, providing for the grant of one RSU for every share purchased, has been approved for non-executive senior management. As there is a three year transition period for new executives to acquire a sufficient number of shares or equivalents, all Named Executive Officers are in compliance with holding requirements and information on aggregate holdings as outlined in the table under the heading Ownership of Management.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.

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Retirement Savings Plan — All employees in the United States, including Messrs. Pearson, Schiller, De Silva, Chai-Onn, Loberg and Stolz, are eligible to participate in a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (i) up to 50% of their annual salary or (ii) the limit prescribed by the Internal Revenue Code. The Company matches 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest at 33% per year of employment. All employees in the United States previously employed by Biovail, including Mr. Durham, were eligible in 2011 to participate in another tax-qualified retirement savings plan under the Internal Revenue Code. Eligible employees were able to contribute to this Retirement Savings Plan, on a before-tax basis, the lesser of (i) up to 100% of their annual salary or (ii) the limit prescribed by the Internal Revenue Code. The Company matched 100% of the first 6% of pay that was contributed to this Retirement Savings Plan. Employee contributions to this Retirement

Savings Plan were fully vested upon contribution; matching contributions vest immediately. Starting January 1, 2012, all eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (i) up to 50% of their annual salary or (ii) the limit prescribed by the Internal Revenue Code. The Company matches 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest equally over three years.

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Welfare Plans — Our executives were also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites

We provided Named Executive Officers with perquisites and other personal benefits that we and the Talent and Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers. The Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests. The Talent and Compensation Committee has directed that Mr. Pearson will ordinarily use the Company aircraft for all travel, both business and personal. Certain travel by Mr. Pearson’s immediate family is also permitted. The foregoing use by Mr. Pearson and his immediate family is at the Company’s expense and the related income tax incurred by Mr. Pearson is grossed up by the Company. The Company believes that making the Company aircraft available to Mr. Pearson allows him to serve shareholder interest by efficiently and securely conducting business during and when traveling. All other use by Mr. Pearson and other executives shall be pursuant to the Company’s policy on aircraft use or the approval of the Chairperson of the Talent and Compensation Committee or the Lead Independent Director.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2011, are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

Employment Agreements

To foster the retention of our key management team, we entered into an employment agreement with each of our active Named Executive Officers.

Pearson 2011 Agreement

Mr. Pearson’s employment agreement was modified in March 2011 to reflect Mr. Pearson’s assumption of the role of Chairman of the Board and extension of the term of his employment. The 2011 Pearson agreement extends the term of Mr. Pearson’s employment agreement to February 1, 2017 (the term of the 2010 Pearson agreement would have expired on February 1, 2014). Beginning February 1, 2017, the term of the agreement will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to the 2011 Pearson agreement, Mr. Pearson’s base salary was adjusted to $1,600,000 for 2011, his target bonus opportunity remains at 100% of his base salary, and his maximum bonus opportunity remains at 200% of his base salary. Upon shareholder approval of the 2011 Omnibus Incentive Plan,, Mr. Pearson received, in accordance with the 2011 Pearson agreement, a grant of (i) an option to acquire 500,000 Company Common Shares at an exercise price equal to $54.76 and (ii) 120,000 PSUs with a base price of $54.76 (with the potential to earn between zero and 480,000 PSUs depending on performance, as described below). The options vest ratably over a period of four years subject to Mr. Pearson’s continued employment with the Company through the applicable vesting date. The PSUs vest based on achievement of the following performance metrics (applying linear interpolation for performance between the applicable thresholds): if the TSR over the three-year measurement period is less than 15% over the base price, none of the PSUs will vest; if the TSR over the three-year measurement period is 15% over the base price (that is, the Company’s Common Shares are valued at $83.28), 120,000 of the PSUs will vest; if the TSR over the three-year measurement period is 30% over the base price (that is, the Company’s Common Shares are valued at $120.31), 240,000 of the PSUs will vest; if the TSR over the three-year measurement period is 45% over the base price (that is, the Company’s Common Shares are valued at $166.94), 360,000 of the PSUs will vest; and if the TSR over the three-year measurement period is 60% or greater over the base price (that is, the Company’s Common Shares are valued at $224.30), 480,000 of the PSUs will vest. The three-year TSR measurement period applicable to the vesting of the PSUs shall begin on the earlier of (i) the Common Shares of the Company reaching a value of $54.76 (based on a 20-trading-day average), or (ii) February 1, 2014. In the event of a change in control of the Company, the PSUs will be converted into a number of time-based units, such number to be based on the value of the Company’s shares at the time of the change in control. The options and PSUs are generally subject to other terms and conditions consistent with the terms and conditions of the option and PSU grants previously made to Mr. Pearson (including provisions governing the potential for acceleration of the PSUs based on the achievement of “stretch” performance goals prior to the end of the three-year measurement period and provisions governing the treatment of Mr. Pearson’s options and PSUs on certain terminations of employment). In addition, the 2011 Pearson agreement generally extends the period during which Mr. Pearson’s ability to sell, assign, transfer or otherwise dispose of shares acquired upon the settlement or exercise of all equity awards is restricted; these restrictions will remain in effect until the earliest of February 1, 2017, a change in control (excluding any subsequent change in control following which Mr. Pearson serves as the CEO of the ultimate parent company), death, disability, and involuntary termination of employment without Cause or for Good Reason. The Talent and Compensation Committee determined that the aspirational TSR targets reflected in the equity granted to Mr. Pearson, the extended term of his 2011 agreement and the share holding commitments undertaken by Mr. Pearson align to motivate Mr. Pearson to strive to achieve long-term TSR performance at potentially extraordinary levels.

Other Named Executive Officers

To foster the retention of our key management team, we entered into an employment agreement with each of our active Named Executive Officers (except for Mr. Loberg who was appointed in December 2010 and served until December 2011 and did not have an employment agreement with the Company). A detailed description of these employment agreements is set forth on page 48.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Talent and Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation in excess of $1,000,000 that is paid to certain individuals unless that compensation is performance based and meets other requirements. While prior to 2011 our compensation programs were not designed with a focus on Section 162(m), because much of the compensation paid to our Named Executive Officers was deductible by non-U.S. companies, beginning in 2011 after shareholder approval of our 2011 Omnibus Incentive Plan and the amendment to our 2007 Equity Compensation Plan at our 2011 Annual Shareholders Meeting and on a going-forward basis, we develop our compensation plans such that compensation paid under management incentive plans is fully deductible for federal income tax purposes. Our 2011 Omnibus Incentive Plan and the amendment to the 2007 Equity Compensation Plan, both of which were approved at the 2011 Annual Shareholders Meeting, are designed to increase the deductibility of compensation paid to our Named Executive Officers. However, in certain situations, the Talent and Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation

We account for stock-based payments including grants under the 2007 Equity Compensation Plan, in accordance with the requirements of FASB ASC Topic 718 (formerly, FASB Statement 123(R)).

COMPENSATION COMMITTEE REPORT

The Report of the Talent and Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee

Robert N. Power, Chairperson

Ronald H. Farmer

Robert A. Ingram

G. Mason Morfit

Laurence E. Paul

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the Named Executive Officers for services rendered to the Company in all capacities during the year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)

Current Officers

J. Michael Pearson(4)	2011	1,578,462	—		12,168,384	(5)(6)	6,015,000	2,996,825	(7)	13,951,315	36,709,986
Chief Executive Officer	2010	387,500	—		3,606,966		—	750,000		10,867	4,755,333

Howard B. Schiller(8)	2011	83,333	—		4,569,417	(5)	3,446,000	98,125	(7)	143	8,197,018
Executive Vice President and
Chief Financial Officer

Rajiv De Silva	2011	750,000	500,000	(9)	1,068,351	(6)	—	756,563	(7)	32,552	3,107,466
President and Chief Operating	2010	163,958	—		1,514,700		1,110,000	192,500		807	2,981,965
Officer, Specialty Pharmaceuticals

Robert R. Chai-Onn	2011	550,000	—		558,500	(6)	—	647,625	(7)	18,910	1,775,035
Executive Vice President,	2010	117,161	—		1,462,950		1,050,000	194,705		274	2,825,090
General Counsel and Corporate Secretary

Brian M. Stolz(10)	2011	225,000	50,000	(11)	3,529,059	(5)(6)	1,635,400	264,938	(7)	1,059	5,705,456
Executive Vice President of
Administration and Chief Human Capital Officer

Former Officers

Philip W. Loberg	2011	463,084	—		418,875	(6)	—	500,000	(7)	41,785	1,423,744
Executive Vice President,	2010	66,702	—		356,400		180,000	95,842		4,442	703,386
Interim Chief Financial Officer

Mark Durham(12)	2011	263,025	—		—		—			1,589,100	1,852,125
Senior Vice President,	2010	376,337	—		628,038		704,250	295,000		18,510	2,022,135
Human Resources	2009	361,179	—		1,049,938		68,250	—		18,491	1,497,858

(1)	For 2011, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2011 and includes RSUs, PSUs and matching RSUs.

(2)

For 2011, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all options awards granted in 2011. Assumptions used in the calculation of these amounts, including the amounts described in footnote (1), are included in Note 17 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)	The following tables set forth all other compensation provided to the Named Executive Officers for 2011.

Name	Executive Allowance(A)	Group Term Life Insurance	Whole Life Insurance	401(k) Match	Life Insurance	Personal Use of Aircraft
Current Officers
J. Michael Pearson	35,000	2,622	2,594	7,350	109,738	112,005	(13)
Howard B. Schiller	—	143	—	—	—	—
Rajiv De Silva	—	1,710	1,595	938	—	—
Robert R. Chai-Onn	—	1,140	—	7,350	—	—
Brian M. Stolz	—	459	—	—	—	—
Former Officers
Philip W. Loberg	—	2,570	2,768	7,350	—	—
Mark Durham	—	1,530	2,118	16,500	—	—

Name	Legal Expense	Tax Expense	Dependent Care	Tax Equalization	Dividend Equivalent		Severance Payout(B)
Current Officers
J. Michael Pearson	11,470	3,053	—	—	13,667,483	(14)	—
Howard B. Schiller	—	—	—	—	—		—
Rajiv De Silva	27,959	350	—	—	—		—
Robert R. Chai-Onn	—	2,803	—	—	7,617	(15)	—
Brian M. Stolz	—	—	600	—	—		—
Former Officers
Philip W. Loberg	—	10,053	—	—	19,044	(15)	—
Mark Durham	—	—	—	253,201	—		1,315,751

(A)	The executive allowance is intended to be used for automobile leases, financial planning, supplemental life insurance and/or a health fitness membership.

(B)

Executive received severance payment in connection with his termination of employment. The amount listed include severance amount paid under his respective agreement. The severance payment is described under “Potential Payments Upon Termination or Change in Control,” below.

(4)	Mr. Pearson also served as a member of our Board. Mr. Pearson did not receive additional compensation of any kind for his services as a Board member.

(5)

Included in the value of stock awards is the grant date fair value of PSU awards that are subject to certain performance conditions related to TSRs for Messrs. Pearson ($6,135,700), Schiller ($4,569,417) and Stolz ($3,326,344) which were calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC 718. The following table shows the fair value of the awards of each Named Executive Officer on the date of grant if the value of these grants would have been calculated assuming a conversion into the maximum number of Common Shares based on the closing price of the Company’s Common Shares on the date of grant.

Named Executive Officer	Fair Value of Awards
Pearson	19,977,600
Schiller	12,352,500
Stolz	7,258,707

(6)

Included in the value of stock awards is the grant date fair value of time-based RSU awards issued in accordance with the Company’s Share Match Program for Messrs. Pearson ($6,032,684), De Silva ($1,068,351), Chai-Onn ($558,500), Loberg ($418,875) and Stolz ($202,715). The grant date fair value of time-based RSUs is estimated based on the closing price of the Company’s common shares on the date of grant.

(7)	The amounts included are for performance bonuses earned under the Annual Incentive Cash Bonus Program from January 1, 2011 to December 31, 2011, but paid in the following year.

(8)	Mr. Schiller joined the Company on December 1, 2011.

(9)	This is in connection with an integration award which was approved in 2010, but not paid until 2011.

(10)	Mr. Stolz joined the Company on June 27, 2011.

(11)	This is a sign-on bonus for Mr. Stolz.

(12)	Mr. Durham was terminated on August 1, 2011.

(13)	Amount reflects the value of Mr. Pearson’s personal use of the Company’s aircraft in accordance with the Company’s policy on aircraft use (including $81,893 associated with an income tax gross-up).

(14)

In connection with the Merger, Mr. Pearson’s 2008 PSU award was converted into the right to receive (1) a PSU award covering a number of shares of Valeant Common Stock equal to the number of shares underlying the original award, as adjusted for the merger exchange ratio, plus (2) an amount of cash equal to the product of the Pre-Merger Dividend multiplied by the number of shares of Valeant Common Stock underlying the adjusted PSU award (such product, the “PSU Dividend Equivalent Amount”). The amount in this column represents such PSU Dividend Equivalent Amount paid to Mr. Pearson in 2011.

(15)

In connection with the Merger, a $1 special dividend was declared and paid. In accordance with the Company’s equity plan and award agreements, in the event that a dividend is paid on the Company’s common shares, the dividend payment or equivalent will be provided for any restricted share units (“RSUs”) that are unvested or unsettled as of the dividend payment date.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards(1) ($/Sh)	Full Grant Date Fair Value(2) ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Target (#)		Maximum (#)
Current Officers

J. Michael Pearson	08/23/11												500,000	(3)	54.76	6,015,000
	08/23/11						120,000	(4)	480,000	(4)						6,135,700
	10/24/11										155,642	(5)				6,032,684
	N/A	0	1,578,000		3,156,000

Howard B. Schiller	12/01/11												200,000	(6)	46.21	3,446,000
	12/01/11						90,000	(7)	270,000	(7)						4,569,417
	N/A	0	50,000	(8)	100,000	(8)

Rajiv De Silva	07/25/11										14,840	(9)				828,814
	10/24/11										6,180	(5)				239,537
	N/A	0	450,000		900,000

Robert R. Chai-Onn	07/25/11										10,000	(8)				558,500
	N/A	0	330,000		660,000

Brian M. Stolz	07/01/11												85,000	(10)	51.96	1,635,400
	08/10/11						45,000	(11)	135,000	(11)						2,460,808
	10/24/11										5,230	(5)				202,715
	12/07/11						14,700	(12)	44,100	(12)						865,536
	N/A	0	135,000	(13)	270,000	(13)

Former Officers

Philip W. Loberg	07/25/11										7,500	(8)				418,875
	N/A	0	270,000		540,000

Mark Durham	N/A		0		0

(1)	This column shows the exercise price for the stock options granted.

(2)	Unless provided otherwise, this column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 and includes RSUs, PSUs and matching RSUs.

(3)	These stock options vest in four equal installments on August 23, 2012, 2013, 2014 and 2015, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(4)

These amounts show the potential number of PSUs that would convert into Common Shares only if the TSR meets or exceeds certain thresholds on May 23, 2014, August 23, 2014 and November 23, 2014 (the “Initial Measurement Dates”) or May 23, 2015, August 23, 2015 and November 23, 2015 if not achieved at the Initial Measurement Dates.

(5)

These RSUs vest 1/3 per year for three years on October 24, 2012, 2013 and 2014, subject to the Named Executive Officer’s continued employment through the relevant vesting date. The RSUs were issued in accordance with a Share Match Program where one share of Common Share purchased equals a match of one RSU representing one Common Share.

(6)	These stock options vest in four equal installments on December 1, 2012, 2013, 2014 and 2015, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(7)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on September 1, 2014, December 1, 2014 and March 1, 2015 (the “Initial Measurement Dates”) or September 1, 2015, December 1, 2015 and March 1, 2016 if not achieved at the Initial Measurement Dates.

(8)	These amounts are pro-rated based on one month of employment in 2011.

(9)

These RSUs vest 1/3 per year for three years on July 25, 2012, 2013 and 2014, subject to the Named Executive Officer’s continued employment through the relevant vesting date. The RSUs were issued in accordance with a Share Match Program where one share of Common Share purchased equals a match of one RSU representing one Common Share.

(10)	These stock options vest in four equal installments on July 1, 2012, 2013, 2014 and 2015, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(11)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on May 10, 2014, August 10, 2014 and November 10, 2014 (the “Initial Measurement Dates”) or May 10, 2015, August 10, 2015 and November 10, 2015 if not achieved at the Initial Measurement Dates.

(12)

These amounts show the potential number of PSUs that may convert into Common Shares only if the TSR meets or exceeds certain thresholds on September 7, 2014, December 7, 2014 and March 7, 2015 (the “Initial Measurement Dates”) or September 7, 2015, December 7, 2015 and March 7, 2016 if not achieved at the Initial Measurement Dates.

(13)	These amounts are pro-rated based on six months of employment in 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the Named Executive Officers as of December 31, 2011. This table includes unexercised and unvested option awards and unvested RSUs and performance share units. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our Common Shares on December 31, 2011, which was $46.69.

	Option Awards						Stock Awards
Name	Date of Grant *	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Current Officers

J. Michael Pearson	10/24/11						155,642	(1)	7,266,925
	08/23/11	—	500,000	(2)	54.76	08/23/2021
	08/23/11									120,000	(3)
	10/04/10									502,996	(4)	23,484,883
	12/01/09	—	1,453,874	(5)	12.87	02/01/2019
	12/01/09						419,377	(6)	19,580,735
	12/01/09									502,998	(7)	23,484,977
	08/11/08						18,614	(8)	869,119
	07/10/08						71,655	(8)	3,345,587
	06/10/08						18,420	(8)	860,058
	02/01/08	2,234,441	744,813	(2)	4.20	02/01/2018

Howard B. Schiller	12/01/11	—	200,000	(2)	46.21	12/01/2021
	12/01/11									90,000	(9)	4,202,100

	Option Awards						Stock Awards
Name	Date of Grant *	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Rajiv De Silva	10/24/11						6,180	(1)	288,544
	07/25/11						14,840	(1)	692,880
	11/11/10	48,067	144,203	(10)	25.42	11/11/2015
	11/11/10									87,952	(11)	4,106,479
	03/03/10	50,739	152,220	(2)	13.24	03/03/2017
	09/10/09						13,035	(12)	608,604
	03/10/09						16,781	(12)	783,505
	01/05/09	13,555	171,742	(2)	7.81	01/05/2019
	01/05/09						15,745	(12)	735,134

Robert R. Chai-Onn	07/25/11						10,000	(1)	466,900
	11/11/10	45,469	136,408	(10)	25.42	11/11/2015
	11/11/10						3,448	(13)	160,987
	11/11/10									77,605	(11)	3,623,377
	03/03/10	16,274	48,823	(2)	13.24	03/03/2017
	10/30/07	14,537	—		5.09	10/30/2017
	10/31/06	46,523	—		6.43	10/31/2016
	11/01/05	43,615	—		6.10	11/01/2015
	08/09/04	25,203	—		6.45	08/09/2014

Brian M. Stolz	12/07/11									14,700	(14)	686,343
	10/24/11						5,230	(1)	244,189
	08/10/11									45,000	(15)	2,101,050
	07/01/11	—	85,000	(2)	51.96	07/01/2021

Former Officers

Philip W. Loberg	07/25/11						7,500	(1)	350,175
	11/11/10	7,794	23,385	(10)	25.42	11/11/2015
	11/11/10									20,694	(11)	966,203
	03/03/10	16,274	48,823	(2)	13.24	03/03/2017
	10/30/07	18,173	—		5.09	10/30/2017
	10/31/06	14,538	—		6.43	10/31/2016

Mark Durham	N/A

*	For a better understanding of this table, we have included an additional column showing the grant date of the stock options and stock awards.

(1)	The RSUs vest in three equal installments on the first, second and third anniversary of the date of grant, subject to the Named Executive Officer’s continued employment through the vesting date.

(2)

These stock options vest in four equal installments on the first, second, third and fourth anniversary of the date of grant, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(3)

These 120,000 PSUs could vest in up to 480,000 Common Shares subject to specific performance criteria tied to TSR as measured on May 23, 2014, August 23, 2014 and November 23, 2014 or May 23, 2015, August 23, 2015 and November 23, 2015 if not achieved at the Initial Measurement Dates.

(4)

These 502,996 PSUs are subject to specific performance criteria tied to TSR as measured on November 1, 2013, February 1, 2014 and May 1, 2014 (“Initial Measurement Dates”) or November 1, 2014, February 1, 2015 and May 1, 2015 if not achieved at the Initial Measurement Dates.

(5)

The stock options vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(6)	The RSUs vest monthly over a three-year period beginning on March 1, 2011, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(7)

Two of the three tranches of PSUs originally granted to Mr. Pearson have met the specified TSR criteria and have therefore been vested and settled, and do not appear in the table. Of the PSU award, 502,998 PSUs may still vest, subject to performance criteria tied to TSR as measured on November 1, 2013, February 1, 2014 and May 1, 2014 or November 1, 2014, February 1, 2015 and May 1, 2015 if not achieved at the Initial Measurement Dates.

(8)	The RSUs vest equally beginning on the first anniversary of the grant date, then on February 1, 2010, 2011 and 2012.

(9)

These 90,000 PSUs could vest in up to 270,000 Common Shares subject to specific performance criteria tied to TSR as measured on September 1, 2014, December 1, 2014 and March 1, 2015 or September 1, 2015, December 1, 2015 and March 1, 2016 if not achieved at the Initial Measurement Dates.

(10)	These stock options vest in four equal installments on October 8, 2011, 2012, 2013 and 2014, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(11)

The following table shows the maximum number of Common Shares that could be awarded under each of these PSUs, subject to specified performance criteria tied to TSR as measured on November 1, 2013, February 1, 2014 and May 1, 2014 (“Initial Measurement Dates”) or November 1, 2014, February 1, 2015 and May 1, 2015 if not achieved at the Initial Measurement Dates.

Named Executive Officer	Maximum Shares under PSUs
De Silva	263,856
Chai-Onn	232,815
Loberg	62,082

(12)	The RSUs vest equally in each of the four years following the date of grant, subject to the Named Executive Officer’s continued employment through the relevant vesting date.

(13)	The RSUs vest equally on October 8, 2011, October 8, 2012 and October 8, 2013.

(14)

These 14,700 PSUs could vest in up to 44,100 Common Shares subject to specific performance criteria tied to TSR as measured on September 7, 2014, December 7, 2014 and March 7, 2015 or September 7, 2015, December 7, 2015 and March 7, 2016 if not achieved at the Initial Measurement Dates.

(15)

These 45,000 PSUs could vest in up to 135,000 Common Shares subject to specific performance criteria tied to TSR as measured on May 10, 2014, August 10, 2014 and November 10, 2014 or May 10, 2015, August 10, 2015 and November 10, 2015 if not achieved at the Initial Measurement Dates.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the Named Executive Officers during 2011 and shares acquired on vesting of RSUs and performance share units held by the Named Executive Officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Current Officers
J. Michael Pearson	—	—	1,610,523	(3)	59,685,619	(4)
Howard B. Schiller	—	—	—		—
Rajiv De Silva	83,086	3,506,395	30,654		918,087
Robert R. Chai-Onn	—	—	1,723		60,288
Brian M. Stolz	—	—	—		—
Former Officers
Philip W. Loberg	—	—	—		—
Mark Durham	361,788	8,746,795	21,382		884,672

(1)	The value realized on exercise is based on the time of the price of the Company’s Common Share on the exercise date.

(2)	The value realized on vesting is based on the closing price of the Company’s Common Share on the vesting date.

(3)	Not included in this number are an additional 1,005,996 PSUs which vested in 2011 but are not issuable until the year 2019 pursuant to his employment agreement.

(4)	Not included in this number is an additional $67,794,292 worth of PSUs which vested in 2011 but are not issuable until the year 2019 pursuant to his employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Current Officers

Pearson

The Company is a party to an employment agreement with Mr. Pearson, which was amended in March 2011 (the “CEO Agreement”). Pursuant to the CEO Agreement, Mr. Pearson is entitled to a cash severance payment on a qualifying termination of employment by the Company without Cause (as defined in the CEO Agreement) or by Mr. Pearson for Good Reason (as defined below) equal to the sum of two times Mr. Pearson’s base salary plus $3,000,000 and a pro-rated annual bonus based on actual performance of the combined company. If Mr. Pearson is terminated by the Company without Cause or by Mr. Pearson for Good Reason in either case within 12 months following a change in control of the Company, he would be entitled to a cash severance payment equal to three times the sum of his base salary and target bonus, a pro-rata target bonus, and continued health and welfare benefits for two years. In addition, on termination of Mr. Pearson’s employment without Cause or for Good Reason or as a result of his death or disability, the vesting and exercisability of Mr. Pearson’s options will be accelerated and the vesting of certain awards of RSUs will vest and the performance thresholds applicable to the performance-based RSUs will be assessed through termination and a number of units will vest upon termination based on that performance (except that performance-based share units granted to Mr. Pearson in 2010 will be pro-rated based on the number of completed months elapsed from February 1, 2011 to the date of termination divided by 36 months). “Good Reason” is defined under the CEO Agreement to generally include (i) a diminution of duties and responsibilities, including removing Mr. Pearson as Chairman of the Board for any reason other than compliance with applicable law or stock exchange rules, (ii) any reduction in base salary or target bonus (other than any reduction expressly permitted by the CEO Agreement), and (iii) a material breach by the Company of a material provision of the CEO Agreement. Mr. Pearson will be subject to covenants not to compete with the Company, and not to solicit employees, during his employment and for a period of 12 months thereafter.

Schiller

The Company is party to a letter agreement with Mr. Schiller, which was entered into on November 10, 2011. Pursuant to the letter agreement, in the event of the termination of Mr. Schiller’s employment by the Company without Cause (as defined in his letter agreement) or by Mr. Schiller for Good Reason (which includes a diminution in responsibility, compensation reduction, the Company’s material breach of a material provision of the letter agreement, or relocation in excess of 50 miles), Mr. Schiller is entitled to a cash severance payment equal to two times his base salary plus his target annual bonus (or, in the event of a termination without Cause or for Good Reason within twelve months following a change in control of the Company, three times the sum of his base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual performance of the Company and target, continued health and welfare benefits for 12 months, and outplacement services up to $20,000. The letter agreement also provides Mr. Schiller with a grant of stock options and PSUs. On termination of Mr. Schiller’s employment without Cause or for Good Reason or as a result of his death or disability, the vesting and exercisability of Mr. Schiller’s options will be accelerated, and if such termination of employment occurs following the one year anniversary of the grant date of his PSUs, the performance thresholds applicable to the PSUs will be assessed through termination and a number of units will vest upon termination based on that performance (provided that if his employment terminates due to death prior to the first anniversary, the performance thresholds applicable to the PSUs will be assessed on an assumed measurement period of one year). Mr. Schiller is subject to a covenant not to solicit employees during his employment and for a period of twelve months thereafter.

De Silva, Chai-Onn and Stolz

The Company has entered into employment letters with each of Mr. De Silva, Mr. Chai-Onn and Mr. Stolz (the “executives”). In the event of the termination of the executive’s employment by the Company without cause (as defined in the employment letters) or by the executive for Good Reason (which includes a diminution in responsibility, compensation reduction, or the Company’s material breach of a material provision of the employment letter), the executive would be entitled to a cash severance payment equal to 1.6 times the executive’s base salary (or, in the event of a termination without Cause or for Good Reason either in contemplation of or within 12 months following a change in control of the Company, two times the sum of the executive’s base salary and target annual bonus), a pro-rata annual bonus based on the lesser of actual performance of the Company and target, continued health and welfare benefits for 12 months, and outplacement services up to $20,000. The equity awards granted pursuant to the terms of the employment letter are subject to forfeiture on the executive’s termination of employment except as described below. If the executive is terminated by the Company without Cause or by the executive for Good Reason in either case within 12 months following a change in control of the Company, or in the event the executive’s employment terminates as a result of his death, the vesting and exercisability of the executive’s options will be accelerated. In addition, if the executive is terminated by the Company without Cause or by the executive for Good Reason or if the executive’s employment terminated as a result of his or her disability or as a result of the executive’s death, the performance thresholds applicable to the performance share units will be assessed through termination and a pro-rata portion of such units will vest upon termination based on a fraction, the numerator of which is the number of days from the date of grant through termination, and the denominator of which is the number of days from the date of grant through October 25, 2013 (or, in the event of the executive’s death, the performance thresholds applicable to the performance share units will be assessed through termination and a non-pro-rata portion of such units will vest upon termination). In the event of a change in control of the Company, the performance-based RSUs will be converted into time-based RSUs equal to the number of RSUs that would have vested based on performance through the change in control. Each executive is required to comply with any share ownership requirements adopted by the Company. One-third of the time-based RSUs granted to Mr. Chai-Onn vest on each of October 8,

2011, 2012 and 2013, subject to Mr. Chai-Onn’s continued employment on the applicable vesting date; provided that in the event of termination by the Company without Cause or by Mr. Chai-Onn for Good Reason within 12 months following a change in control of the Company, or in the event that his employment terminates as a result of his death, the vesting of the time-based RSUs will be accelerated to the date of termination. Each executive is subject to a covenant not to solicit employees during the executive’s employment and for a period of 12 months thereafter.

In addition to the post-Merger equity awards granted to the executives in connection with entering into their employment letters, the executives continue to hold equity awards granted to them prior to the Merger.

Former Officers

Loberg

Mr. Loberg ceased to be an executive officer of the Company in December 2011. However, Mr. Loberg’s employment with the Company continued with Mr. Loberg assuming a different role. The Company is not a party to a formal employment agreement with Mr. Loberg and therefore he is not currently eligible for severance benefits on termination of employment. Each of the equity awards held by Mr. Loberg are subject to accelerated vesting, or an earlier assessment of the achievement of applicable performance targets, in the event of the executive’s termination of employment under certain circumstances or the event of a change in control of the Company. The discussion of equity award treatment above, under the heading “De Silva, Chai-Onn and Stolz” is also applicable to Mr. Loberg.

Durham

Mr. Durham’s employment was terminated by the Company without cause (as defined in the employment letter) effective August 1, 2011. Pursuant to Mr. Durham’s employment letter, he was entitled to a cash severance payment equal to two times the sum of his base salary and target annual bonus, a pro-rata annual bonus based on the lesser of actual performance of the Company and target, continued health and welfare benefits for 12 months, and outplacement services up to $20,000. In addition, Mr. Durham’s unvested equity awards, other than those equity awards granted pursuant to his employment letter, vested pursuant to the terms of the award agreements.

Termination/Change in Control(1)

Name	Cash Severance ($)		Benefits and Perquisites ($)(2)	Accelerated Option Vesting ($)(3)	Accelerated RSU Vesting ($)(4)
Current Officers
J. Michael Pearson	11,200,000	(5)	267,941	80,817,123	59,575,693
Howard B. Schiller	2,100,000	(6)	41,639	—	—
Rajiv De Silva	2,400,000	(6)	43,234	14,836,286	15,428,150
Robert R. Chai-Onn	1,760,000	(6)	41,639	4,534,528	12,947,324
Brian M. Stolz	1,170,000	(6)	40,775	—	—
Former Officers
Philip W. Loberg	—		—	2,105,629	3,248,784

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment was terminated on December 31, 2011 by us without cause or by the Named Executive Officer for good reason within 12 months following a change in control. The 2007 Equity Compensation Plan provides for a reduction in benefits paid as a result of a change in control if the acceleration of the vesting and exercisability of any stock awards, together with payments and other benefits of a participant in the 2006 Stock Option Plan, become subject to Section 280G of the Code, to the extent that the reduction in benefits yields a more favorable after tax result for the participant.

(2)

The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2011 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the share price on December 31, 2011, which was $46.69, less the option price.

(4)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to performance RSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2011 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2011, which was $46.69.

(5)

The amount shown is equal to (A) three times the sum of Mr. Pearson’s (x) base salary as of December 31, 2011, and (y) 2011 target bonus (100% of base salary), plus (B) the amount of Mr. Pearson’s 2011 target bonus.

(6)	The amount shown is equal to two times the sum of the Named Executive Officer’s (x) base salary as of December 31, 2011, and (y) 2011 target bonus.

Termination/No Change in Control(1)

Name	Cash Severance ($)		Benefits and Perquisites ($)(2)	Accelerated Option Vesting ($)(3)	Accelerated RSU Vesting ($)(4)
Current Officers
J. Michael Pearson	6,200,000	(5)	267,941	80,817,123	43,238,128
Howard B. Schiller	2,000,000	(6)	41,639	96,000	—
Rajiv De Silva	1,200,000	(7)	43,234	—	4,742,630
Robert R. Chai-Onn	880,000	(7)	41,639	—	4,184,685
Brian M. Stolz	720,000	(7)	40,775	—	—
Former Officers
Philip W. Loberg	—		—	—	1,115,844

(1)

This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2011 by us without cause or by the Named Executive Officer for good reason.

(2)

The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2011 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the share price on December 31, 2011, which was $46.69, less the option price.

(4)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to performance RSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2011 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2011, which was $46.69.

(5)	The amount shown is equal to two times the sum of Mr. Pearson’s (x) base salary as of December 31, 2011, plus (y) $3 million.

(6)	The amount shown is equal to two times the sum of Mr. Schiller’s base salary as of December 31, 2011.

(7)	The amount shown is equal to 1.6 times the Named Executive Officer’s base salary on December 31, 2011.

Termination/Death(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)	Accelerated Option Vesting ($)(2)	Accelerated RSU Vesting ($)(3)
Current Officers
J. Michael Pearson	—	—	80,817,123	59,575,693
Howard B. Schiller	—	—	96,000	—
Rajiv De Silva	—	—	14,836,286	4,742,630
Robert R. Chai-Onn	—	—	4,534,528	12,947,324
Brian M. Stolz	—	—	—	244,189
Former Officers
Philip W. Loberg	—	—	2,105,629	3,248,784

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2011 as a result of the Named Executive Officer’s death.

(2)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2011 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the share price on December 31, 2011, which was $46.69, less the option price.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to performance RSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2011 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2011, which was $46.69.

Termination/Disability(1)

Name	Cash Severance ($)	Benefits and Perquisites ($)	Accelerated Option Vesting ($)(2)	Accelerated RSU Vesting ($)(3)
Current Officers
J. Michael Pearson	—	—	80,817,123	59,575,693
Howard B. Schiller	—	—	96,000	—
Rajiv De Silva	—	—	11,769,088	4,742,630
Robert R. Chai-Onn	—	—	1,633,129	4,184,685
Brian M. Stolz	—	—	—	—
Former Officers
Philip W. Loberg	—	—	1,608,230	1,115,844

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2011 as a result of the Named Executive Officer’s disability.

(2)

The amounts shown in this column represent the product of (i) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2011 which would vest pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) an amount equal to the share price on December 31, 2011, which was $46.69, less the option price.

(3)

The amounts shown in this column represent the product of (i) the number of unvested shares subject to performance RSUs, matching RSUs and RSUs, held by the Named Executive Officer, as applicable, at December 31, 2011 which would be accelerated pursuant to the terms of the individual employment agreements or award agreements, multiplied by (ii) the share price on December 31, 2011, which was $46.69.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald H. Farmer	30,000	184,384	(2)	—	—	—	—	214,384
Robert A. Ingram	108,772	400,585	(2)	—	—	—	—	509,357
Theo Melas-Kyriazi	98,746	292,899	(2)	—	—	—	—	391,645
G. Mason Morfit	96,242	272,482		—	—	—	—	368,724
Dr. Laurence E. Paul	78,064	284,149		—	—	—	—	362,213
J. Michael Pearson	—	—		—	—	—	—	—
Robert N. Power	77,436	284,149		—	—	—	—	361,585
Norma A. Provencio	—	394,723	(2)	—	—	—	—	394,723
Lloyd M. Segal	65,658	284,149		—	—	—	—	349,807
Katharine B. Stevenson	92,845	348,315		—	—	—	—	441,160

(1)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all deferred share units and RSUs granted in 2011. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts as described in the narrative below. The following Directors had aggregate outstanding deferred share units and/or RSUs at 2011 fiscal year-end: Mr. Farmer (4,510), Mr. Ingram (226,344), Mr. Melas-Kyriazi (172,450), Mr. Morfit (69,431), Dr. Paul (55,939), Mr. Power (35,599), Ms. Provencio (110,980), Mr. Segal (40,667) and Ms. Stevenson (7,622).

(2)	Includes restricted and/or deferred share units granted in lieu of cash for annual Board and Committee retainers.

At the direction of the full Board, the Nominating and Corporate Governance Committee evaluates the competitiveness of non-employee Directors’ compensation and makes recommendations to the full Board as appropriate. The Board can change the compensation of such Directors at any time. In making its recommendations, the Nominating and Corporate Governance Committee considers both the high level of expertise and the time commitment that Board service requires. The Nominating and Corporate Governance Committee has sole authority to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee Director compensation.

Compensation

The Board approved an annual retainer of $60,000, payable in quarterly installments, and annual committee chair retainers of $50,000 for the Audit and Risk Committee (was $25,000 through March 5, 2012), $20,000 for the Talent and Compensation Committee, $15,000 for the Nominating and Corporate Governance Committee, $20,000 for the Operations Committee, $15,000 for the Special Independent Committee and $20,000 for the Finance and Transactions Committee, each payable in quarterly installments. In addition, the Board approved annual committee member retainers of $15,000 for the Audit and Risk Committee, $12,500 for the Talent and

Compensation Committee, $10,000 for the Nominating and Corporate Governance Committee, $12,500 for the Operations Committee, $10,000 for the Special Independent Committee and $12,500 for the Finance and Transactions Committee, each payable in quarterly installments. Directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings.

In addition to the cash retainers above, three days after each Annual Meeting of Shareholders, non-employee Directors holding office as Director after, and giving effect to, the election at the Annual Meeting, are granted a number of RSUs equal to $220,000 divided by the previous day’s closing price prior to the grant. These annual RSUs are deliverable one year following separation of service from the Company. Directors are also permitted to elect to receive RSUs in lieu of any of the above cash retainers. Any such RSUs so elected are deliverable upon separation of service from the Company.

In addition to the compensation described above, any Director serving as the Lead Director is entitled to receive an annual fee of $100,000. Also, a Director serving as the Non-Executive Chairperson is entitled to receive an annual payment of $400,000 (payable $220,000 in RSUs and $180,000 in cash). Mr. Pearson received compensation in 2011 only in his capacity as our CEO. See “Summary Compensation Table.”

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved By Shareholders	17,914,648	(1)(2)	$15.10	4,721,994
Equity Compensation Plans Not Approved By Shareholders	—		—	—
Total	17,914,648		$15.10	4,721,994

(1)

Included in this amount is the maximum number of Common Shares that may be issued under each of the PSUs outstanding as of December 31, 2011. Includes securities underlying VPI awards granted prior to the Merger that were converted to Company awards in connection with the Merger. As of December 31, 2011, the weighted average remaining contractual term of outstanding options was six years.

(2)

Included in this amount is the maximum number of Common Shares that may be issued under the Valeant 2003 and Valeant 2006 Plans representing (i) 7,945,835 Common Shares issuable in respect of options and (ii) 1,953,110 Common Shares issuable in respect of RSUs granted and which remain outstanding under such plans. The weighted average exercise price on the 7,945,835 Common Shares issuable in respect of options is $8.48.

2011 Omnibus Incentive Plan Summary

The Company’s 2011 Omnibus Incentive Plan was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2011.

Awards Under The Plan

Awards under the Plan may be granted as options (including both incentive stock options and nonqualified stock options), share appreciation rights (“SARs”), share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash) or cash awards. To date, however, no SARs, restricted shares or deferred shares have been granted under the Plan. Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum of 6,846,310 Common Shares (2.24% of the issued and outstanding Common Shares as of March 15, 2012) may be issued from treasury pursuant to the exercise of options or in connection with the vesting of share awards under the terms of the Plan.

Eligibility

Persons eligible to receive awards are employees and Directors of the Company and its subsidiaries, as well as other individuals, as determined by the Talent and Compensation Committee, who perform services for the Company or a subsidiary in the capacity of a consultant, agent or otherwise. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.

Participation Limits

Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse consolidation, recapitalization, reorganization or divestiture or other similar event (“capital structure adjustments”), the aggregate number of Common Shares that may be granted to any “covered employee” during a calendar year in the form of options, SARs, and/or share awards intended to qualify as “performance-based compensation” (such terms having the meanings given in Section 162(m) of the U.S. Internal revenue Code of 1986, as amended, including any rules and regulations thereunder) shall not exceed 1,000,000 shares (computed based on maximum performance).

Furthermore, (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators), at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; and (ii) the number of Common Shares issued to such insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of its issued and outstanding securities.

Expiration of Options and SARs

Generally options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant who prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth Business Day following the end of the Company blackout period.

Exercise Price of Options and SARs

The exercise price per share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.

Vesting

Awards under the Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding vest in equal instalments over a period of three or four years after the date of grant or 100% on the third or fourth anniversary of the grant date. Share units generally vest 100% on the third anniversary of the date of grant.

Dividend Equivalents

The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any share award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied. Generally, holders of share units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.

Termination of Employment

Except as otherwise provided in a participant’s employment agreement or letter, in the event that the optionholder’s employment is terminated by reason of death, disability, termination by the Company without cause or the participant voluntarily resigns, the right to exercise such option terminates on the date that is 90 days from the participant’s termination (but in no event beyond the Original Term). Any options or share units that are unvested and do not vest on the termination date are cancelled and forfeited.

In the event that the optionholder’s employment is terminated by the Company without cause within one year following a change of control, all unvested options will vest on such termination and the optionholder will have one year following such a termination to exercise the option (but in no event beyond the Original Term). In the case of a holder of share units whose employment is terminated by the Company within one year following a change of control, a number of the holder’s share units will vest on such termination equal to the number of share units granted multiplied by a fraction, the numerator of which is the number of completed months between the date of grant and the date of termination and the denominator of which is thirty-six (36). Any remaining unvested share units which do not vest on the termination date will be cancelled and forfeited on the date of termination.

In the event that the optionholder’s employment is terminated by the Company for cause prior to the exercise of the option, the option shall terminate and expire as of the date of termination of the employment. In the case of a holder of share units whose employment is terminated by the Company for cause, all of the holder’s share units shall terminate as of the date of termination of the employment.

Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the Toronto Stock Exchange (“TSX”), or any other securities exchange on which the Common Shares are traded or quoted. Under the Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a chance in the Company’s capital structure, including as a result of a capital structure adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment); (v) amendments to the amendment provision of the Plan other than amendments of a clerical nature; and (vi) any amendment that permits awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

Without shareholder approval, the Board has the discretion to make certain amendments to the Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

No amendments were made to the Plan in 2011.

2007 Equity Compensation Plan

The Company’s 2007 Equity Compensation Plan was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2007. The Company ceased granting new awards under the 2007 Plan upon the approval of the 2011 Omnibus Incentive Plan in 2011.

Awards Under The Plan

Awards under the 2007 Plan may be granted as options and RSUs.

Eligibility

Persons eligible to receive awards are employees and Directors, as well as “consultants” (as defined in National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian securities administrators) of the Company and its subsidiaries and affiliates.

Participation Limits

Under the current terms of the 2007 Plan:

(a) the number of Common Shares reserved for “insiders” (as defined in the TSX Company Manual) issuable, at any time, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

(b) the number of Common Shares issued to such insiders, within any one-year period, under the 2007 Plan and under any other security-based compensation arrangements, will not exceed 10% of issued and outstanding Common Shares;

(c) the total number of options and RSUs in aggregate granted pursuant to the 2007 Plan to any one participant during any calendar year must not exceed 20% of the total number of options and RSUs in aggregate granted pursuant to the Plan during such calendar year;

(d) the number of Common Shares to be issued under the 2007 Plan to any one participant during each calendar year during the term of the 2007 Plan shall not exceed the lesser of (i) 5% of the issued and outstanding Common Shares or (ii) 7,987,450 Common Shares;

(e) the number of Common Shares reserved for issuance and issued pursuant to the 2007 Plan to any one participant at any time must not exceed 25% of the total number of Common Shares that may be issued from treasury under the Plan; and

(f) the maximum number of Common Shares issuable in respect of RSUs, that are subject to performance goals, during any calendar year, to any one participant, shall be 300,000 Common Shares (subject to any decrease pursuant to adjustments made in connection with a change in the Company’s capital structure, or an amalgamation, combination, merger or other reorganization involving the Company); provided, however, that if the performance period is less than three consecutive fiscal years, such maximum number of Common Shares above shall be determined by multiplying 300,000 by a fraction, the numerator of which is the number of days in the performance period and denominator of which is 1095.

Expiration of Options

The 2007 Plan provides for a maximum option term of 5 years. Options currently outstanding under the 2007 Plan generally expire on the fifth anniversary of the date of grant. However, if the term of an option expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth Business Day following the end of the Company blackout period.

Exercise Price of Options

The exercise price per share for each option or SAR is not less than 100% of the volume weighted average trading price of the Common Shares for the five trading days immediately preceding the date of grant.

Vesting

Awards under the 2007 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options generally vest in equal installments over a period of three or four years following the date of grant. Restricted share units generally vest 100% on the third anniversary of the date of grant. Vesting of RSUs also may be subject to the attainment of specified performance goals.

Dividend Equivalents

RSUs earn dividend equivalents in the form of additional RSUs. Dividend equivalents vest in line with the underlying award to which they relate.

Termination of Employment or Service

Options granted under the Plan to an employee or officer option holder are forfeited upon termination of employment or term of office with the Company, except in certain cases including disability, death, retirement and termination without cause or resignation. Any options held by an option holder that are not exercisable at the date of death, disability, retirement or termination immediately expire and are cancelled on such date. Employee options that are exercisable at the date of death, disability, retirement or termination expire on the earlier of (a) the original term of the option and (b) either (i) 180 days from the date of death, disability or retirement or (ii) 60 days from the date of termination without cause or resignation. Consultant options that are exercisable at the date of death or disability of the consultant or termination of the consulting relationship expire on the earlier of (a) the original term of the option and (b) 60 days from the date of death, disability or termination. Where an employee or officer option holder’s employment or term of office is terminated for cause, or a consultant’s consulting arrangement is terminated for the consultant’s breach of the consulting arrangement, any options held by the option holder, whether or not exercisable at the termination date, immediately expire and are cancelled on such date. Notwithstanding the foregoing provisions, the Board may permit the exercise of any options held in the manner and on the terms as authorized by the Board, including the right for the Board to accelerate the vesting of options, provided that the Board may not authorize the exercise of an option beyond the expiration of the applicable exercise period.

Where an RSU holder’s employment, term of office or consulting arrangement terminates by reason of (a) in the case of an employee or officer RSU holder, voluntary resignation, or termination by the Company or one of its affiliates for cause or (b) in the case of a consultant RSU holder, voluntary termination or termination by the Company or one of its affiliates for breach of the consulting arrangement, then any RSUs that are unvested on the date of such termination or resignation will be forfeited and cancelled on the termination date. Where the RSU holder’s employment terminates due to death, disability or retirement or termination without cause, or a consultant RSU holder’s consulting arrangement is terminated by the Company or one of its affiliates other than as a result of a breach, then a pro rata portion of the holder’s RSUs will vest, based on the number of days of active service from the grant date to the date of death, disability, retirement or termination compared to the number of days from the grant date to the vesting date, and the remainder are cancelled.

In addition to the foregoing, the 2007 Plan provides that:

(a) if an option holder or RSU holder engages in a business that competes with that of the Company, or any activity that would be considered detrimental to the Company (i) prior to any exercise of an option, all options held by the option holder will terminate and expire; (ii) during the one-year period following the date an option is exercised or becomes vested, the option holder will be required to pay to the Company an amount equal to any gain realized as a result of the exercise of the option; (iii) prior to any vesting of RSUs, all RSUs held by the RSU holder will terminate and be cancelled; or (iv) during the one-year period commencing on the date one or more RSUs vest, the RSU holder will be required to pay to us an amount equal to the market price of the Common Shares and/or the cash amount received by the RSU holder, plus any other gain realized as a result of the vesting of the RSUs, issuance of the Common Shares and/or payment of the cash amount; and

(b) if an option holder or RSU holder has been employed by the Company or one of its affiliates for at least 10 consecutive years, the Plan provides that, provided that the sum of the holder’s age and the years of service with the Company, or its affiliate, equals or exceeds 70, upon the retirement, death, disability or termination (other than in the case of a termination for cause) (i) all of the unvested options held by such holder will immediately vest and become exercisable, (ii) all such vested options shall expire on the earlier of (A) the expiration of the term of such options, and (B) one year following the retirement, death, disability or termination with us, and (iii) all unvested RSUs held by such holder will immediately vest (other than for RSU holders who are subject to U.S. taxation, in which case the Plan provides for special vesting rules).

On a change in control, the Board may, without the consent of any participant, take such steps as are necessary or desirable to cause the conversion or exchange of outstanding options or RSUs into or for cash or options, units, rights or other securities of substantially equivalent value in any entity participating in or resulting from the change in control. Alternatively, the Board may accelerate the vesting of any or all outstanding options or RSUs so that they are exercisable conditional upon or prior to the completion of the change in control.

Nontransferability

No assignment or transfer of options or RSUs, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such options or RSUs will terminate and be of no further force or effect.

Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.

Amendment and Termination

The Board may, without notice, at any time or from time to time for any purpose whatsoever, amend, suspend, discontinue or terminate this 2007 Plan or any award granted under this 2007 Plan.

No amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2007 Plan, the Company shall obtain shareholder approval for any amendment (i) to increase the number of Common Shares reserved for issuance under the 2007 Plan; (ii) that would reduce the exercise price of an option (including a cancellation and reissue of an option constituting a reduction of the exercise price); (iii) to extend the term of an outstanding option beyond the originally scheduled expiry date for that option; (iv) to the eligible participants under the 2007 Plan that would permit the introduction or reintroduction of non-employee directors to participate under the 2007 Plan on a discretionary basis; (v) that would alter the transferability or assignability of options or RSUs; and (vi) to provide for other types of compensation through equity issuance, in each case unless the change results from an adjustment made in connection with a change in the Company’s capital structure, or an amalgamation, combination, merger or other reorganization involving the Company.

Without shareholder approval, the Board has the discretion to make certain amendments to the 2007 Plan, including: (i) amend the vesting provisions of an award, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards, (v) make amendments to the 2007 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature, as well as any amendment clarifying any provision of the 2007 Plan, (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments, and (viii) suspend or terminate the 2007 Plan.

Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2007 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.

At the annual meeting of shareholders on May 16, 2011, shareholders approved an amendment to the 2007 Plan to increase the individual limit on units subject to performance goals granted to any “covered employee” in respect of any three-year performance period from 90,000 units to 300,000 units.

Option and RSU Plans

As of March 15, 2012, 5,796,556 Common Shares (1.90% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2003 Plan and 120,446 (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2003 Plan. As of March 15, 2012, a total of 7,699,228 Common Shares (2.52% of the issued and outstanding Common Shares) remained reserved for issuance under the 2003 Plan, representing (i) 7,563,880 Common Shares (2.48% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 135,308 (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

As of March 15, 2012, 3,305,168 (1.08% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2007 Plan (including under the 2006 Option Plan) and 2,467,244 (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2007 Plan. As of March 15, 2012, a total of 7,143,204 Common Shares (2.34% of the issued and outstanding Common Shares) remained reserved for issuance under the 2007 Plan, representing (i) 1,608,650 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 5,535,554 (1.81% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2007 Plan upon the approval of the 2011 Omnibus Incentive Plan in 2011.

As of March 15, 2012, there were no Common Shares issued upon the exercise of options granted under the 2011 Plan and 690 (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2011 Plan. As of March 15, 2012, a total of 3,043,012 Common Shares (1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2011 Plan, representing (i) 1,210,316 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 913,310 (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

AUDIT COMMITTEE REPORT

The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Committee, comprised of independent Directors, is delegated by the Board to monitor the integrity of our financial statements, the auditors’ qualifications and independence, the performance of the auditors and our internal auditors, and the Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP (Canada) (“PwC Canada”), our auditors for fiscal year ended December 31, 2011, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.

The Audit and Risk Committee met with management and the auditors to review and discuss the audited financial statements for the year ended December 31, 2011, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the auditor’s assessment of our internal controls over financial reporting. The auditors, as well as the internal auditors, had full access to the Audit and Risk Committee, including regular meetings without management present.

The Audit and Risk Committee received from and discussed with the auditors the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communication with the Audit and Risk Committee concerning independence and has discussed with the auditor its independence. Additionally, the committee discussed with the auditors the matters required by the Codification of Statements on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditors. Based on the aforementioned reviews and discussions, and the report of the auditors, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2011, be included in the Company’s Annual Report filed with the SEC.

Audit and Risk Committee

Norma A. Provencio, Chairperson

Theo Melas-Kyriazi

Katharine B. Stevenson

CERTAIN TRANSACTIONS

Certain Related-Party Transactions

As described above, the Board has adopted a code of business conduct and ethics for our Directors, officers and employees entitled the Standards of Business Conduct that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Our conflict of interest policy is set forth in our Standards of Business Conduct and requires that Directors, officers and employees avoid situations in which they have a potential or actual conflict of interest with the Company. Directors, officers or employees involved in any of the types of relationships described in our conflict of interest policy are required to immediately and fully disclose the relevant circumstances to their immediate supervisors, in the case of officers or employees, or to the Audit and Risk Committee (or the Nominating and Corporate Governance Committee prior to May 17, 2011), in the case of Directors. The Audit and Risk Committee (or Finance and Audit Committee prior to May 17, 2011) reviews transactions or proposed transactions in which an executive officer has an interest that conflicts with the Company’s interests and makes recommendations to the Board regarding any such transaction. The Audit and Risk Committee (or the Nominating and Corporate Governance Committee prior to May 17, 2011) also conducts such reviews in cases where the conflict, or potential conflict, involves a member of the Board. Our conflict of interest policy states that the following are types of outside activities that can create conflicts:

•

Ownership by a Director or employee or any member of the Director’s or employee’s family of a substantial interest in any concern that does business with the Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•

Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which the Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of the Company.

•

Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a Director or employee or a member of the Director’s or employee’s family of services for any outside concern or individual that does business with the Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the Director or employee.

Since January 1, 2011, the Company was involved in the following related-party transactions each of which has been approved or ratified by the Audit and Risk Committee (or the Finance and Audit Committee prior to May 17, 2011):

J. Michael Pearson’s brother-in-law, Robert Brabandt, Director of Corporate Procurement/ Real Estate, has been employed by the Company since September 2010. In 2011, Mr. Brabandt received $244,519 which included his salary, bonus and life insurance.

Our wholly owned subsidiary VIBS entered into an asset purchase agreement, pursuant to which it acquired for $300 million all U.S. rights to non-ophthalmic topical formulations of Zovirax® Ointment and Zovirax® Cream from GSK in February 2011 and in March 2011 acquired comparable rights with respect to Canada. Mr. Ingram, Lead Director of the Board, serves as a special advisor to the CEO of GSK, and has held various roles with GSK and its predecessors since 1997.

On February 24, 2011, the Company entered into an agreement to repurchase shares of our common stock from ValueAct Capital Master Fund, L.P. (“ValueAct”) for an aggregate purchase price of $275 million at a price of $37.33 per share, which represents a negotiated discount over a 20-day trading day average. The transaction closed on March 10, 2011. G. Mason Morfit is a partner and a member of the Management Committee of ValueAct Capital, the general partner and manager of ValueAct. Mr. Morfit joined our Board in September 2010, and prior thereto served as a member of VPI’s Board since 2007.

The Company provides use of office space to Mr. Ingram, our Lead Director, in its North Carolina office. The Company estimates that the value of annual rent for the space is less than $13,000 and the annual depreciation of office furniture is less than $5,000.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance. At our 2011 Annual Shareholders Meeting, our Board recommended and shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation be held every year. The Board determined that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting. Proposal No. 2 provides the Company’s shareholders with an opportunity to provide an advisory vote related to compensation of the Company’s Named Executive Officers.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s Named Executive Officers. This compensation philosophy and the program structure approved by the Talent and Compensation Committee are central to the Company’s ability to attract, retain and motivate individuals who can achieve superior shareholder returns. This approach, which has been used consistently over the years, has resulted in the Company’s ability to attract and retain the executive talent necessary to guide the Company during a period of tremendous growth and transformation. Please refer to “Executive Compensation — Compensation Discussion and Analysis — Executive Summary” for an overview of the compensation of the Company’s Named Executive Officers.

We are asking for shareholder approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosure includes the disclosure under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our Named Executive Officers through the following resolution:

Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee of the Board, or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Talent and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that the shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3

APPOINTMENT OF AUDITORS

The Audit and Risk Committee recommended to the Board that PwC U.S. be put before the shareholders at the Meeting for appointment as our auditors to serve until the close of the 2013 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.

Ernst & Young LLP (“E&Y”) audited the Company’s historical financial statements for fiscal year ended December 31, 2010. On November 19, 2010, we notified E&Y and PwC Canada that the Company’s Finance and Audit Committee had determined to recommend to the Company’s Board that, at the 2011 annual meeting of shareholders, shareholders appoint PwC Canada as the Company’s auditors for the year ending December 31, 2011. E&Y audited the Company’s consolidated financial statements for the year ended December 31, 2010, and continued to serve until March 10, 2011 when the Board appointed PwC Canada to serve as the Company’s auditors. Shareholders approved the appointment of PwC Canada as the Company’s auditors for the fiscal year ended December 31, 2011 at the annual meeting of shareholders held on May 16, 2011.

The report of E&Y on the consolidated financial statements of the Company for the fiscal year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the year ended December 31, 2010 and in the subsequent interim period through March 10, 2011, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

On April 4, 2012, we notified PwC Canada that the Company’s Audit and Risk Committee had determined to recommend to the Company’s Board that, at the Meeting, shareholders appoint PwC U.S. as the Company’s auditors for the year ending December 31, 2012. If shareholders approve the appointment of PwC U.S. as the Company’s auditors at the Meeting, PwC Canada will continue to serve as the Company’s auditors until PwC U.S. commences such engagement.

The report of PwC Canada on the consolidated financial statements of the Company for the fiscal year ended December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2011 and in the subsequent interim period through the date hereof, (i) there were no disagreements with PwC Canada on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC Canada’s satisfaction, would have caused PwC Canada to make reference to the subject matter of the disagreement in connection with this report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Under the Canada Business Corporations Act (“CBCA”), at each annual meeting of shareholders, shareholders of a corporation appoint, by a majority of votes cast in respect of that proposal, an auditor to hold office until the close of the next Annual Meeting. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC Canada currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.

Representatives of PwC Canada and PwC U.S. will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions directed to him or her.

A simple majority of votes cast at the Meeting, whether in person, or by proxy or otherwise, will be required to appoint PwC U.S. You may either vote “For” the appointment of PwC U.S. or “Withhold” your vote with respect such appointment. If you vote “For” the appointment of PwC U.S., your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC U.S., your vote will not be counted as a vote cast for the purposes of appointing PwC U.S.

As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC U.S. as the auditors for the Company to hold office until the close of the 2013 Annual Meeting of Shareholders and to authorize the Board to fix the auditors’ remuneration through the following resolution:

Resolved that the shareholders hereby appoint PwC U.S. as auditors for the Company to hold office until the close of the 2013 Annual Meeting of Shareholders and the Board of Directors of the Company is hereby authorized to fix the auditors’ remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 3.

AUDITOR FEES

For fiscal year ended December 31, 2010, E&Y was our appointed auditor, and for fiscal year ended December 31, 2011, PwC Canada was our appointed auditor. Principal Auditor fee includes fees paid to PwC Canada and affiliated PwC network firms through the world. The table below summarizes the fees (expressed in thousands of U.S. dollars) paid by the Company and its consolidated subsidiaries to E&Y and PwC Canada during 2010 and 2011.

	2010(1)		2011(2)
Audit Fees	$2,668	54	$5,356	78
Audit-Related Fees(3)	2,100	42	130	2
Tax Fees(4)	164	3	2,330	29
All Other Fees	29	1	57	1

Total	$4,960	100	$7,873	100

Notes:

(1)	All amounts paid in 2010 were paid to E&Y.

(2)	All amounts paid in 2011 were paid to PwC Canada.

(3)

Audit-related services are generally related to the acquisition of Valeant Pharmaceuticals International, Inc., due diligence investigations, audits of combined financial statements prepared for purposes of the disposal of certain of our activities or of combined financial statements of companies which we acquired, review of prospectuses, and to other assignments relating to internal accounting functions and procedures.

(4)	Tax services are professional services rendered by our auditors for tax compliance, tax consulting associated with international transfer prices and employee tax services.

Audit Fees

The aggregate fees billed for professional services rendered by E&Y for the fiscal year ended December 31, 2010 and by PwC Canada for the fiscal year ended December 31, 2011 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, or services that are normally provided by E&Y and PwC Canada in connection with statutory and regulatory filings or engagements, were approximately $2.7 million and $5.4 million, respectively.

Audit-Related Fees

The Audit and Risk Committee believes that the provision of the non-audit services referenced above is compatible with maintaining PwC Canada’s independence.

Audit-related services are generally related to audits of combined financial statements prepared for the purposes of the completed disposal of certain of our activities, employee benefit plan audits and assignments relating to internal accounting functions and procedures.

The aggregate fees billed for assurance and related services rendered by E&Y during the fiscal year ended December 31, 2010 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $2.1 million. The aggregate fees billed by PwC Canada during the fiscal year ended December 31, 2011 for these audit-related services were approximately $0.1 million.

Tax Fees

Tax services are professional services rendered by our auditors for tax compliance, tax advice and tax transfer pricing advisory services. The aggregate fees billed for tax services rendered by E&Y during the fiscal year ended December 31, 2010 and by PwC Canada during the fiscal year ended December 31, 2011 were approximately $0.2 million and 2.3 million, respectively.

All Other Fees

There were insignificant amounts paid for products and services other than as reported above to E&Y during the fiscal year ended December 31, 2010 and to PwC Canada during the fiscal year ended December 31, 2011. PwC Canada did not provide any financial information systems design or implementation services to the Company during 2011.

All fees described above were either approved by the Audit and Risk Committee (or Finance and Audit Committee prior to May 17, 2011) of our Board or incurred in accordance with the pre-approval policy adopted by the Audit and Risk Committee (or Finance and Audit Committee prior to May 17, 2011).

Audit and Risk Committee’s Pre-Approval of Non-Audit Services

The Audit and Risk Committee chooses and appoints (through nomination to the Company’s shareholders) the Company’s auditors to audit our financial statements. The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditors. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditors if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditors’ independence.

OTHER

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who is entitled to vote at the 2013 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting. We will consider such proposal for inclusion in the proxy materials for the 2013 Annual Meeting of Shareholders only if our Secretary receives such proposal (at 4787 Levy Street, Montreal, Quebec, Canada, H4R 2P9, or by facsimile 514-744-6272): (i) submitted pursuant to Rule 14a-8 (“Rule 14a-8”) of the General Rules and Regulations promulgated under the Exchange Act, on or before

December 31, 2012, or (ii) submitted pursuant to section 137 of the CBCA, on or before January 30, 2013. The use of certified mail, return receipt, is advised. In addition, in the event the Company does not receive a shareholder proposal by March 16, 2013, the proxy to be solicited by the Board for the 2013 Annual Meeting of Shareholders will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2013 Annual Meeting of Shareholders without any discussion of the proposal in the proxy materials for that meeting.

If the date of the 2013 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2013 Annual Meeting of Shareholders must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement over the Internet, for the 2013 Annual Meeting of Shareholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may contact the Company’s Directors or independent Directors in writing, as a group or individually, by directing their correspondence to the attention of the Corporate Secretary, Valeant Pharmaceuticals International, Inc., 4787 Levy Street, Montreal, Quebec, H4R 2P9, Canada. Shareholders and other interested parties may also contact the Company’s Directors by calling the Company’s helpline in the United States and Canada at (800) 461-9330, or internationally at (720) 514-4400 (collect calls accepted). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the Director(s). Communications are distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee Director upon request.

Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s comparative annual financial statements and related MD&A for the fiscal year ended December 31, 2011. Our Annual Report is available on the Internet at our website at www.valeant.com or on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or a comparative financial statements and related MD&A as of and for the year ended December 31, 2011, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, Inc., 4787 Levy Street, Montreal, Quebec, H4R 2P9, Canada, or send an email to Valeant Investor Relations at ir@valeant.com. Neither the Annual Report nor the comparative financial statements and related MD&A as of and for the year ended December 31, 2011 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

PROXY SOLICITATION

The costs of providing the ability to vote by telephone and over the Internet, and the costs in preparing and mailing the Proxy Statement and form of Proxy Card will be paid by us. In addition to soliciting proxies by telephone, Internet and mail, employees of the Company may, at our expense, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained D.F.

King to assist in the solicitation of proxies. We will pay fees to D.F. King not to exceed $7,500, plus reasonable out-of-pocket expenses incurred by them. We will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single management proxy circular and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate management proxy circular and proxy statement, please notify your broker, or direct your written request to Valeant Pharmaceuticals International, Inc., Attn: Investor Relations, 4787 Levy Street, Montreal, Quebec, H4R 2P9, Canada, phone 514-744-6792. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.

By Order of the Board of Directors,

J. Michael Pearson
Chief Executive Officer and Chairman of the Board

Montreal, Quebec

April 30, 2012

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, INC., 4787 LEVY STREET, MONTREAL, QUEBEC, H4R 2P9, CANADA. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM.

EXHIBIT A

CHARTER OF THE BOARD OF DIRECTORS

1.	PURPOSE AND RESPONSIBILITY OF THE BOARD

By approving this Charter of the Board of Directors (the “Charter”), the Board of Directors (the “Board”) explicitly assumes responsibility for the stewardship of Valeant Pharmaceuticals International, Inc. (“Valeant”) and its business. This stewardship function includes responsibility for the matters set out in this Charter, which form part of the Board’s statutory responsibility to manage or supervise the management of Valeant’s business and affairs.

2.	REVIEW OF CHARTER

The Board shall review and assess the adequacy of this Charter annually to ensure, among other matters, compliance with any rules or regulations disseminated by any regulatory body and any applicable Stock Exchange requirements (as defined herein), and at such other times as it considers appropriate, and shall consider and make such amendments to this Charter as the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) shall recommend and that the Board considers necessary or appropriate. “Stock Exchanges” shall mean, at any time, those stock exchanges on which any securities of Valeant are listed for trading.

CONSTITUTION OF THE BOARD

3.	ELECTION AND REMOVAL OF DIRECTORS

3.1	Number of Directors

The Board shall consist of such number of Directors as the shareholders (or the Board as authorized by the shareholders) may determine from time to time within any range as may be set out in Valeant’s articles.

3.2	Election of Directors

Directors shall be elected by the shareholders annually for a one year term, but if Directors are not elected at any annual meeting, the incumbent Directors shall continue in office until their successors are elected or appointed.

3.3	Vacancies

The Board may appoint a member to fill a vacancy, which occurs in the Board between annual elections of Directors, to the extent permitted by the Canada Business Corporations Act, as amended (the “CBCA”).

3.4	Ceasing to be a Director

A Director will cease to hold office upon:

(a)

delivering a written resignation in writing to Valeant, subject to the circumstances provided in Sections 2.2 and 3.2 of Valeant’s Corporate Governance Guidelines when such resignation is not effective unless and until accepted by the Board;

(b)	being removed from office by an ordinary resolution of the shareholders;

(c)	his or her death; or

(d)	becoming disqualified from acting as a Director.

3.5	Deemed Resignation.

A Director shall offer his or her written resignation to Valeant (which resignation may or may not be accepted) if that Director changes his or her principal occupation.

4.	CRITERIA FOR DIRECTORS

4.1	Qualifications of Directors

Every Director shall be an individual who is at least 18 years of age, has not been determined by a court to be of unsound mind and does not have the status of being bankrupt.

4.2	Residency

At least 25% of the Directors shall be resident Canadians (as defined in the CBCA).

4.3	Independence of Directors

The composition of the Board shall comply with all statutory, regulatory and Stock Exchange requirements to which Valeant is subject from time to time. Without limiting the generality of the foregoing, at least a majority of the Directors shall be independent Directors. An independent Director shall be a Director who:

(a)

does not, as affirmatively determined by the Board, have a direct or indirect material relationship with Valeant or a subsidiary of Valeant (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Valeant); and a “material” relationship shall be a relationship (whether financial, personal or otherwise), which in the reasonable view of the Board, could interfere with the exercise of a Director’s independent judgement or could potentially influence a Director’s objectivity in meetings of the board in a manner that would have a meaningful impact on a Director’s ability to satisfy requisite fiduciary standards; and

(b)

is independent as “independence” is defined for the purposes of board composition under applicable regulatory and Stock Exchange requirements in the United States and Canada as in effect from time to time and in accordance with such additional requirements for independence as the Board may establish.

4.4	Other Criteria

The Board may establish other criteria for Directors as contemplated in this Charter.

5.	BOARD CHAIRMAN

5.1	Chairman to Be Appointed Annually.

The Board shall appoint the Chairman of the Board (“Chairman”) annually at the first meeting of the Board after a meeting of the shareholders at which Directors are elected or at any other time as determined by the Board. If the Board does not so appoint a Chairman, the Director who is then serving as Chairman shall continue as Chairman until his or her successor is appointed.

5.2	Independence of Chairman / Lead Director

The Chairman is not required to be an independent Director. If the Chairman is not independent, then the independent Directors shall select from among their number a Director who will act as “Lead Director” who shall be chosen at a meeting of the independent Directors that is not attended by non-independent Board members or

Valeant management. The Chairman, if independent, or the Lead Director if the Chairman is not independent, shall perform the responsibilities of the Lead Director as set forth in the Company’s Position Description for the Lead Director.

5.3	Evaluation

The Board shall conduct an annual performance evaluation of the Chairman and, if applicable, the Lead Director, taking into account the applicable position description for the Chairman and the Lead Director.

6.	REMUNERATION OF DIRECTORS AND RETAINING ADVISORS

6.1	Remuneration.

Members of the Board and the Chairman shall receive such remuneration for their service on the Board as the Board may determine from time to time, on the recommendation of the NCG Committee.

6.2	Retaining and Compensating Advisors

Each Director shall have the authority to retain external advisors for matters directly relating to Valeant upon notification to the Chairman of the Board or the Lead Director except under extenuating circumstances, in which case such notification is not required. Fees and expenses relating to the retention of such advisors shall be pre-approved by the Chairman or the Lead Director, as applicable, and paid by the Company.

MEETINGS OF THE BOARD

7.	MEETINGS OF THE BOARD

7.1	Time and Place of Meetings

Meetings of the Board shall be called and held in the manner and at the location contemplated in Valeant’s by-laws.

7.2	Frequency of Board Meetings

The Board shall meet regularly, at least four times per year and additionally, as necessary.

7.3	Quorum

In order to transact business at a meeting of the Board:

(a)	at least a majority of Directors then in office shall be present; however, if there are fewer than three Directors then in office, all must be present to constitute a quorum; and

(b)

subject to subsections 111(1), 114(4) and 117(1) of the CBCA, at least 25% of the Directors present must be resident Canadians of, if Valeant has fewer than four Directors then in office, at least one of the Directors present must be a resident Canadian.

7.4	Right to Vote

Each member of the Board shall have the right to vote on matters that come before the Board, subject to Section 10.3 of this Charter.

7.5	Invitees

The Board may invite any of Valeant’s officers, employees, advisors or consultants or any other person to attend meetings of the Board to assist in the discussion and examination of the matters under consideration by the Board.

7.6	Minutes

Minutes of each meeting of the Board will be kept by the Secretary of such meeting and distributed to the Board for review and approval.

8.	EXECUTIVE SESSIONS

The Board shall meet in executive session at every regularly scheduled meeting of the Board. “Executive session” shall mean a session at which the independent Directors meet without the attendance of any Directors who are not independent, or any officers or employees of Valeant, legal counsel, advisors or other non-members of the Board. At any other meeting of the Board, an opportunity shall be provided for any member of the Board to request that the Board meet in executive session during such meeting. Executive sessions of the Board shall be chaired by the Chairman, or if the Chairman is not independent, by the Lead Director.

DELEGATION OF DUTIES AND RESPONSIBILITIES OF THE BOARD

9.	DELEGATION AND RELIANCE

9.1	Delegation to Committees

The Board may establish and delegate to Committees of the Board any duties and responsibilities of the Board which the Board is not prohibited by law or applicable Stock Exchange requirements from delegating. However, no Committee of the Board shall have the authority to make decisions which bind Valeant, except to the extent that such authority has been expressly delegated to such Committee by the Board in accordance with applicable law or regulatory requirements.

9.2	Requirement for Certain Committees

The Board shall establish and maintain the following Committees of the Board, each having mandates that incorporate all applicable legal and Stock Exchange listing requirements and which are consistent with current, independent and qualified views of best practices as the Board may consider appropriate:

(a)	Audit and Risk Committee;

(b)	Talent and Compensation Committee;

(c)	NCG Committee;

(d)	Operations Committee; and

(e)	Finance and Transactions Committee.

9.3	Composition of Committees

The Board shall approve the composition and appoint and seek to maintain in office members of each of its Committees such that the composition of each such Committee is in compliance with applicable Stock Exchange listing requirements and with the requirements of relevant securities regulatory authorities and with such best practice guidelines as the Board may consider appropriate and shall require the NCG Committee to make recommendations to it with respect to such matters.

Once the Board has approved the composition and has appointed the members of each of its Committees, each Director’s Committee memberships, as well as each Board Committee (if any) of which the Director is Chairperson shall be disclosed, in convenient chart format, in its public disclosure and on the Valeant web site.

9.4	Board — Committee Communication

To facilitate communication between the Board and each Board Committee, each Committee Chairperson shall provide a report to the Board on material matters considered by each Committee at the first Board meeting following each Committee meeting where such matters were considered.

9.5	Review of Charters

On an annual basis, the Board will review the recommendations of the NCG Committee with respect to the charters of each Committee of the Board. The Board will approve those changes to the charters that it determines are appropriate.

9.6	Delegation to Management

Subject to Valeant’s articles and by-laws, the Board may designate the officers of Valeant, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of Valeant, except to the extent that such delegation is prohibited under the CBCA, applicable rules of securities regulatory authorities and Stock Exchanges, or limited by the articles or by-laws of Valeant or by any resolution of the Board or policy of Valeant.

9.7	Limitations on Management Authority

The following matters shall require the approval of the Board (or the approval of a Committee to which it has delegated authority with respect to such matters):

(a)

all decisions which are outside of the ordinary course of Valeant’s business (including, without limitation, litigation strategies, major financings, major acquisitions, major dispositions, significant licensing and new commercial relationships);

(b)	any expenditure above an amount specified by the Board from time to time;

(c)	changes to Valeant’s organizational (legal entity) structure;

(d)	appointment of officers; and

(e)	such other matters as the Board may determine from time to time.

9.8	Access to Management

The Board shall have reasonable access to Valeant’s management and employees.

9.9	Reliance on Management

The Board is entitled to rely in good faith on the information and advice provided to it by Valeant’s management.

9.10	Reliance on Others

The Board is entitled to rely in good faith on information and advice provided to it by advisors, consultants and such other persons as the Board considers appropriate.

9.11	Oversight

The Board retains responsibility for oversight of any matters delegated to any Committee of the Board or to management.

DUTIES AND RESPONSIBILITIES

10.	DUTIES OF INDIVIDUAL DIRECTORS

10.1	Fiduciary Duty and Duty of Care

In exercising his or her powers and discharging his or her responsibilities, a Director shall:

(a)	act honestly and in good faith with a view to the best interests of Valeant; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

10.2	Compliance with CBCA and Constating Documents

A Director shall comply with the CBCA and the regulations to the CBCA as well as with Valeant’s articles and by-laws.

10.3	Conflict of Interest

If an actual or potential conflict of interest arises, a Director shall promptly inform the Chairman or Lead Director in writing or request to have record of such actual or potential conflict entered into the minutes of a Board meeting, as appropriate. If the matter is one that comes before the Board for a vote, the actual or potential conflict shall be fully disclosed to the Board and, if appropriate, the Director shall be recused from voting on the matter. If it is determined that a significant conflict of interest exists and cannot be resolved, the Director may be asked to resign. The Board may direct the Audit and Risk Committee to consider the matters contemplated in this Section 10.3 and to report and make recommendations to the Board with respect to these matters.

10.4	Confidentiality

Directors must keep confidential information about Valeant that has not been publicly disclosed. Among other things, boardroom discussions are confidential.

10.5	Board Interaction with Third Parties

If a third party approaches a Director on a matter of interest to Valeant, the Director should bring the matter to the attention of the Chairman or the Lead Director, as applicable, who shall determine whether this matter should be reviewed with management of Valeant or should more appropriately be dealt with by the Board in an in camera session.

10.6	Compliance with Valeant’s Policies

A Director shall comply with all policies of Valeant applicable to members of the Board as approved by the Board from time to time.

11.	RESPONSIBILITIES OF DIRECTORS

11.1	Responsibilities Set out in Charter

A Director shall review and participate in the work of the Board necessary in order for the Board to discharge the duties and responsibilities set out in accordance with the Charter.

11.2	Orientation and Education

A Director shall participate in the orientation and continuing education programs developed by Valeant for the Directors.

11.3	Meeting Attendance

A current Director who, since he or she was last elected or appointed, has attended less than 75% of the Board meetings or less than 75% of the meetings of any committee on which he or she serves, shall not be recommended for renomination unless such absences were due to extenuating circumstances.

11.4	Assessment

A Director shall participate in such processes as may be established by the Board for assessing the Board, its Committees and individual Directors.

11.5	Other Responsibilities

A Director shall perform such other functions as may be delegated to that Director by the Board or any Committee of the Board from time to time.

12.	BOARD RESPONSIBILITY FOR SPECIFIC MATTERS

12.1	Responsibility for Specific Matters

The Board explicitly assumes responsibility for the matters set out in Section 15 of this Charter, recognizing that these matters represent in part responsibilities reflected in requirements and recommendations adopted by applicable securities regulators and the Stock Exchanges and do not limit the Board’s overall stewardship responsibility or its responsibility to manage or supervise the management of Valeant’s business and affairs.

12.2	Delegation to Committees

Whether or not specific reference is made to Committees of the Board in connection with any of the matters referred to below, the Board may direct any Committee of the Board to consider such matters and to report and make recommendations to the Board with respect to these matters.

13.	CORPORATE GOVERNANCE GENERALLY

13.1	Governance Practices and Principles

The Board shall be responsible for developing Valeant’s approach to corporate governance. It shall consider at least annually and, if appropriate, approve recommendations of the NCG Committee with respect to Valeant’s approach to corporate governance including a set of governance principles and guidelines, and amendments thereto (“Corporate Governance Guidelines”).

13.2	Governance Disclosure.

The Board shall approve disclosure about Valeant’s governance practices in any document before it is delivered to Valeant’s shareholders or filed with securities regulators or with the Stock Exchanges.

13.3	Delegation to Nominating and Governance Committee

The Board may direct the NCG Committee to consider the matters contemplated in this Section 13 and to report and make recommendations to the Board with respect to these matters.

14.	RESPONSIBILITIES RELATING TO MANAGEMENT

14.1	Integrity of Management

The Board shall, to the extent feasible, satisfy itself:

(a)	as to the integrity of the CEO and other senior officers; and

(b)	that the CEO and other senior officers create a culture of integrity throughout the organization.

14.2	Talent Management and Succession Planning

The Board shall consider and, if appropriate, approve recommendations of the Talent and Compensation Committee and the NCG Committee, as applicable, with respect to:

(a)	policies and principles for Chairman and Lead Director selection and performance review with respect to potential successors to the Chairman and Lead Director;

(b)	policies and principles for CEO selection and performance review with respect to potential successors to the CEO;

(c)	policies regarding succession in the event of an emergency or the retirement of the CEO;

(d)	talent management and succession planning materials prepared by management for key roles;

(e)	open roles and future talent needs;

(f)	acquired talent profiles and accelerating talent acquisition for key roles; and

(g)	appointing, training and monitoring senior management.

14.3	Executive Compensation Policy

The Board shall receive regular reports from the Talent and Compensation Committee with respect to the Talent and Compensation Committee’s actions and determinations regarding:

(a)	the CEO’s compensation;

(b)	non-CEO executive officer compensation;

(c)	non-equity compensation plans; and

(d)	equity-based compensation plans.

14.4	Standards of Business Conduct

The Board shall consider the recommendations of the Audit and Risk Committee and, if appropriate, establish and periodically review and update Valeant’s Standards of Business Conduct (the “Standards”) with a view to complying with all applicable rules and regulations and satisfying itself that management has established a system to enforce these Standards.

15.	OVERSIGHT OF THE OPERATION OF THE BUSINESS

15.1	Risk Management

The Board shall receive regular reporting from the Audit and Risk Committee on the principal risks of Valeant’s business and the implementation of appropriate systems to manage these risks and review reports by management relating to the operation of, and any material deficiencies in, these systems.

15.2	Strategic Planning Process

The Board shall adopt a strategic planning process and shall approve, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of Valeant’s business and emerging trends and the competitive environment of the industry. The strategic planning process shall include an annual review of human, technological and capital resources required to implement Valeant’s strategic plan and the regulatory, cultural or governmental constraints on the business.

The Board shall periodically review management’s implementation of Valeant’s strategic plan. The Board shall review and, if advisable, approve any material amendments to, or variances from, this plan. The Board shall also periodically review and evaluate management’s analysis of the strategies of competitors and ‘quasi’ competitors.

15.3	Operations

The Board shall, with the assistance of the Operations Committee, monitor Valeant’s operating performance and shall receive and review, on a quarterly basis, reports from the Operations Committee concerning Valeant’s operating performance.

The Board shall, with the assistance of the Operations Committee, monitor the financial performance and integration of acquisitions deemed significant by the Operations Committee and will receive and review, on a quarterly basis, financial reviews from the Operations Committee regarding such acquisitions that have recently closed and, on an annual basis, financial reviews from the Operations Committee on acquisitions closed during a period determined by the Operations Committee.

15.4	Annual Budget

The Board shall, with the assistance of the Operations Committee and the Audit and Risk Committee, perform an annual review of the proposed budget for Valeant, provide feedback to management on the proposed budget, and approve the final annual budget.

15.5	Internal Control and Management Information Systems

The Board shall verify that internal, financial, non-financial and business control and management information systems have been established by management.

The Board shall review reports of management and the Audit and Risk Committee concerning the integrity of Valeant’s internal controls. Where appropriate, the Board shall require management (overseen by the Audit and Risk Committee) to implement changes to ensure the integrity of such systems.

The Board shall review reports of the Audit and Risk Committee concerning the integrity of Valeant’s management information systems. Where appropriate, the Board shall require management to implement changes to ensure the integrity of such systems.

15.6	Communications with Shareholders

Valeant endeavours to keep its shareholders informed of its progress through a comprehensive annual report on Form 10-K (or equivalent), Proxy Statement, quarterly interim reports and periodic press releases.

The Board shall review and, if determined appropriate, approve a communication policy for Valeant for communicating with shareholders, the investment community, the media, governments and their agencies, employees and the general public. The Board shall consider, among other things, the recommendations of management and the NCG Committee with respect to this policy.

The Board shall review from time to time the process pursuant to which the Board receives feedback from shareholders.

15.7	Financial Statements

The Board shall receive regular reports from the Audit and Risk Committee with respect to the integrity of Valeant’s financial reporting system and its compliance with all regulatory requirements relating to financial reporting.

The Board shall review the recommendations of the Audit and Risk Committee with respect to the annual financial statements and Management’s Discussion & Analysis (“MD&A”) of such financial statements to be delivered to shareholders. The Board shall approve the annual financial statements and MD&A.

The process pursuant to which shareholders may provide feedback to the Board shall be set out in Valeant’s proxy circular and statement.

15.8	Transactions

The Board shall, with the assistance of the Finance and Transactions Committee, provide fiduciary oversight and strategic advice in an efficient and timely manner with respect to transactional activity conducted by management. The Board shall receive and review from the Finance and Transactions Committee regular reports and an annual update on Valeant’s significant transactional activity.

15.9	Financings and Financial Condition

The Board shall, with the assistance of the Finance and Transactions Committee, monitor the overall financial condition of Valeant and the impact of Valeant’s significant financing activities. The Board shall receive regular reports from management and the Finance and Transactions Committee on Valeant’s financial condition and the structure and management of Valeant’s capital.

15.10	Standards of Business Conduct

The Board shall review and approve the Standards. In approving the Standards, the Board will consider the recommendations of the Audit and Risk Committee concerning its compliance with applicable legal and Stock Exchange listing requirements and with such recommendations of relevant securities regulatory authorities and Stock Exchanges as the Board may consider appropriate.

At least annually, the Board shall review the reports relating to compliance with, or material deficiencies from, the Standards and approve changes to the Standards it considers appropriate.

15.11	Compliance and Disclosure

The Board shall direct the Audit and Risk Committee to monitor compliance with the Standards and recommend disclosures with respect thereto. The Board shall consider any report of the Risk Committee concerning these matters, and shall consider any waiver requested by a Director or senior officer of Valeant from complying with the Standards.

16.	COMPOSITION AND STRUCTURE OF BOARD AND COMMITTEES

16.1	Size of the Board

The Board shall consider and, if appropriate, approve any recommendations of the NCG Committee in connection with the size and composition of the Board for the purpose of establishing a Board comprised of members who facilitate effective decision making.

16.2	Independence

The Board shall consider and, if appropriate, approve recommendations of the NCG Committee regarding structures and procedures to permit the Board to function independently of management, including procedures to permit the Board to meet in regular executive sessions.

16.3	Nomination and Appointment of Directors

The Board shall nominate individuals for election as Directors by the shareholders and shall require the NCG Committee to make recommendations to it with respect to such nominations.

The Board shall consider, and if appropriate, adopt a process recommended to it by the NCG Committee pursuant to which the Board shall:

(a)	consider what competencies and skills the Board, as a whole, should possess; and

(b)	assess what competencies and skills each existing Director possesses and which the Board therefore as a whole possesses.

17.	BOARD EFFECTIVENESS

17.1	Position Descriptions

The Board shall review and, if determined appropriate, approve the recommendations of the NCG Committee, and, with respect to the CEO, the Talent and Compensation Committee, concerning formal position descriptions for:

(a)	the Chairman of the Board, the Lead Director, if any, and the Chairperson of each Committee of the Board; and

(b)	the CEO.

17.2	Director Orientation and Continuing Education

The Board shall review and, if determined appropriate, approve the recommendations of the NCG Committee concerning:

(a)	an orientation program for new Directors; and

(b)	a continuing education program on issues facing Valeant and on subjects that would assist the Directors in discharging their duties.

17.3 Board, Committee and Director Assessments

The Board shall, on an annual basis, review and, if determined appropriate, adopt a process recommended by the NCG Committee for assessing the performance and effectiveness of the Board as a whole, the Committees of the Board, the contributions of individual Directors, and the performance and contribution of the Chairman of the Board, the Lead Director, if any, and the Chairperson of each Committee of the Board.

The Board shall, with the assistance of the NCG Committee, provide feedback to the assessed Directors and, where appropriate, such feedback shall be followed by timely action.

17.4 Annual Assessment of the Board

Each year, the Board shall assess its performance and effectiveness in accordance with the process established by the NCG Committee.

Dated this 26th day of August, 2011.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. ATTN: ROBERT R. CHAI-ONN 4787 LEVY STREET MONTREAL, QUEBEC H4R 2P9 CANADA

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on May 29, 2012.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on May 29, 2012. Have your proxy card in hand when you access the website and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on May 29, 2012. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34692-Z55346   KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3 below.

1.	Election of Directors	For		Withhold
	1a. Ronald H. Farmer	☐		☐
	1b. Robert A. Ingram	☐		☐
	1c. Theo Melas-Kyriazi	☐		☐
	1d. G. Mason Morfit	☐		☐
	1e. Laurence E. Paul	☐		☐
	1f. J. Michael Pearson	☐		☐
	1g. Robert N. Power	☐		☐
	1h. Norma A. Provencio	☐		☐	For	Withhold
	1i. Lloyd M. Segal	☐		☐

3.         To appoint PricewaterhouseCoopers LLP (United States) as the auditors for the Company to hold office until the close of the 2013 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration.

					☐	☐
	1j. Katharine B. Stevenson	☐		☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote the Common shares represented by this proxy in the manner set forth above.
		For	Against	Abstain
2.	The approval, in an advisory resolution, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH OF 1, 2 AND 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Shareholders and Management Proxy Circular and Proxy Statement

are available at www.proxyvote.com.

M34693-Z55346

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

INSTRUMENT OF PROXY FOR THE ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 30, 2012

The undersigned hereby appoints J. Michael Pearson and Robert R. Chai-Onn, or instead of either of the foregoing, __________________________ as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Valeant Pharmaceuticals International, Inc. (the “Company”) to be held on May 30, 2012 at 9:00 a.m. (local time) at Laboratoire Dr Renaud, 2805 Louis-R. Renaud Square, Laval, Quebec H7V 0A3, Canada and at any adjournment of the Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified on the reverse side.

NOTES:

1.         A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH OTHER PERSON’S OR COMPANY’S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE PARAGRAPH ABOVE OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY TO THE COMPANY AS INDICATED ON THE REVERSE SIDE.

2.         This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a body corporate, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3.         In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on May 29, 2012 or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjournment.

Request for Quarterly reports

The Company’s quarterly reports to shareholders are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com, but if you wish to receive quarterly reports and interim financial statements with accompanying MD&A for the 2012 fiscal year by mail, please mark this box. If you do not mark this box and return this form, you will not receive these documents by mail.   ☐

Annual Report Waiver

Mark this box if, for fiscal year 2012, you do not want to receive the Annual Report of the Company containing the annual financial statements and accompanying MD&A. If you do not mark this box, the Annual Report will be sent to you by mail.   ☐